Exhibit 99.1

SALE AND SERVICING AGREEMENT

among

FORD CREDIT AUTO OWNER TRUST 2008-A,
as Issuer,

FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

and

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

Dated as of January 1, 2008

i

ii

SALE AND SERVICING AGREEMENT, dated as of January 1, 2008 (this "Agreement"), among FORD CREDIT AUTO OWNER TRUST 2008-A, a Delaware statutory trust, as Issuer, FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company, as Depositor, and FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Servicer.

BACKGROUND

The Depositor has purchased a pool of retail installment sale contracts secured by new and used cars and light trucks from Ford Credit.

The Depositor wishes to sell and assign and the Issuer wishes to purchase from the Depositor such contracts and related property on the terms and conditions in this Agreement.

The Issuer wishes to appoint the Servicer to service the contracts and the Servicer is willing to service the contracts for the Issuer.

ARTICLE I
USAGE AND DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix A.  Appendix A also contains rules as to usage applicable to this Agreement.  Appendix A is incorporated by reference into this Agreement.

ARTICLE II
TRUST PROPERTY; REPRESENTATIONS AND WARRANTIES
 OF THE DEPOSITOR; CUSTODIAN

Section 2.1             Sale of Trust Property.  In consideration of the Issuer's delivery to the Depositor of Notes with an aggregate Note Balance of $2,233,400,000 and the rights to distributions under Section 8.2 of the Indenture, the Depositor irrevocably sells and assigns to the Issuer, without recourse (subject to the obligations of the Depositor under this Agreement), all right, title and interest of the Depositor, whether now owned or hereafter acquired, in and to the Receivables and the other Trust Property.  The sale made under this Agreement does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Depositor or Ford Credit to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property.

Section 2.2             Savings Clause.  It is the intention of the Depositor and the Issuer that (i) the sale and assignment pursuant to Section 2.1 constitutes an absolute sale of the Trust Property, conveying good title free and clear of any Lien other than Permitted Liens, from the Depositor to the Issuer and (ii) the Trust Property not be a part of the Depositor's estate in the event of a bankruptcy or insolvency of the Depositor.  If, notwithstanding the intention of the Depositor and the Issuer, such transfer is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale and assignment, the Depositor Grants, and the parties intend that the Depositor Grant, to the Issuer a first priority perfected security interest in all of the Depositor's right, title and interest in the Trust Property to secure a loan in an amount equal to all amounts payable by the Depositor under this Agreement, all amounts payable as principal and interest on the Notes and all amounts payable as servicing fees under this Agreement and all fees and expenses of the Indenture Trustee or the Owner Trustee, and in such event, this Agreement will constitute a security agreement under applicable law and the Issuer will have all of the rights and remedies of a secured party and creditor under the UCC.

Section 2.3             Representations and Warranties of the Depositor About the Receivables.

(a)           Representations and Warranties from the Purchase Agreement.  Ford Credit made the representations and warranties set forth in Section 3.2 of the Purchase Agreement to the Depositor, and has consented to the transfer by the Depositor to the Issuer of the Depositor's rights with respect to such representations and warranties on which the Issuer is relying in acquiring the Receivables.  Pursuant to Section 2.1, the Depositor has transferred to the Issuer all of the Depositor's rights under the Purchase Agreement, including the right to require Ford Credit to repurchase Receivables in accordance with the Purchase Agreement if there is a breach of Ford Credit's representations and warranties.  In addition, the Depositor represents and warrants as of the Closing Date, which representations and warranties the Issuer has relied on in purchasing the Receivables and will survive the sale of the Receivables to the Issuer and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, that the representations and warranties set forth in Section 3.2 of the Purchase Agreement are true and correct in all material respects.

(b)           Representations and Warranties of the Depositor.  The Depositor represents and warrants as of the Closing Date, which representations and warranties the Issuer has relied on in purchasing the Receivables and will survive the sale of the Receivables to the Issuer and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, that:

(i)            immediately before the sale under this Agreement, the Depositor had good and marketable title to the Receivables and other Trust Property free and clear of any Lien other than Permitted Liens, and

(ii)            immediately upon the sale under this Agreement, the Issuer will have good and marketable title to the Receivables and other Trust Property, free and clear of any Lien other than Permitted Liens.

Section 2.4             Repurchase of Receivables Upon Breach of Representations or Warranties by the Depositor.

(a)            If a Responsible Person of the Depositor has actual knowledge, or receives notice from the Issuer, the Owner Trustee or the Indenture Trustee, of a breach of the representations or warranties made by the Depositor pursuant to Section 2.3 that materially and adversely affects any Receivable and such breach has not been cured in all material respects by the last day of the second full Collection Period (or, at the Depositor's option, the first full Collection Period) after the Responsible Person obtains actual knowledge or is notified of such breach, the Depositor will repurchase such Receivable by remitting (or causing to be remitted) the Purchase Amount for such Receivable to the Collection Account on the Business Day preceding the Payment Date after such Collection Period or, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, the Business Day preceding Final Scheduled Payment Date for the Class A-1 Notes, if earlier (or, with Rating Agency Confirmation, on such Payment Date or Final Scheduled Payment Date). If Ford Credit is the Servicer, the Depositor may cause any Purchase Amount to be remitted any in accordance with Section 4.3(c).

(b)           The sole remedy for a breach of the representations and warranties of the Depositor contained in Section 2.3 and Section 5.1 is (i) to require the Depositor to repurchase such materially and adversely affected Receivable or (ii) to require the Depositor or the Indenture Trustee to enforce the obligation of Ford Credit to repurchase such materially and adversely affected Receivable pursuant to Section 3.3(a) of the Purchase Agreement. None of the Servicer, the Owner Trustee, the Indenture Trustee, the Depositor or the Administrator will have any duty to conduct an investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to Section 2.4(a).

(c)            When the Purchase Amount is included in Available Funds for a Payment Date or Final Scheduled Payment Date, as applicable, the Issuer will, without further action, be deemed to have sold and assigned to the Depositor as of the last day of the second preceding Collection Period all of the Issuer's right, title and interest in and to the Receivable repurchased by the Depositor pursuant to Section 2.4(a) and security and documents relating to such Receivable. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivable free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records to indicate that such receivable is no longer a Receivable and take any action necessary or appropriate to evidence the sale of such receivable, free from any Lien of the Issuer or the Indenture Trustee.

Section 2.5             Custodian.

(a)            Appointment of Custodian.  To reduce administrative costs and facilitate the servicing of the Receivables by the Servicer, the Issuer appoints Ford Credit, in its capacity as the Servicer, to act as the custodian of the Receivables for the Issuer and the Indenture Trustee.  Ford Credit accepts such appointment and agrees to perform the custodial duties set forth in this Section 2.5.  Ford Credit in its capacity as custodian under this Agreement is referred to as the "Custodian."

(b)            Custody of Receivables Files.  The Custodian will hold and maintain in safekeeping the following documents and instruments for each Receivable (the "Receivables Files") for the benefit of the Issuer and the Indenture Trustee:

(i)            the original Receivable;

(ii)            the credit application executed by the Obligor;

(iii)            the original certificate of title or such other documents evidencing the security interest of Ford Credit in the Financed Vehicle; and

(iv)            all other documents, notices and correspondence that the Servicer generates relating to the Receivable, the Obligor or the Financed Vehicle.

Unless otherwise indicated above, any document or instrument in the Receivables Files may be a photocopy or in electronic format.  The Receivables Files are constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture, and the Custodian confirms to the Issuer and the Indenture Trustee that it has received the Receivables Files.  No initial review or any periodic review of the Receivables Files by the Issuer, the Owner Trustee or the Indenture Trustee is required.

(c)            Maintenance and Safekeeping of the Receivables Files.  The Custodian will accurately maintain and keep current the Receivables Files, including any computer systems on which the Receivables Files are electronically stored, all in a manner that will permit the Servicer and the Issuer to comply with this Agreement and the Indenture Trustee to comply with the Indenture.  The Custodian will act with reasonable care and in accordance with the Credit and Collection Policy in performing its duties as custodian.  The Custodian will promptly take appropriate action to remedy any material failure on its part to hold the Receivables Files and maintain its computer systems as provided in this Agreement and will report to the Issuer and the Indenture Trustee any such material failure that it is unable to remedy within a reasonable time.  The Custodian may destroy any document (other than the original Receivable or certificate of title) in any Receivable File and store such document in an electronic format in accordance with the Credit and Collection Policy.

(d)            Location of Receivables Files.  The Custodian will maintain the Receivables Files (or access to any Receivables Files stored in an electronic format) at one of its offices or the offices of one of its custodians in the United States.  Upon request, the Custodian will provide a list of locations of the Receivables Files to the Depositor, the Issuer and the Indenture Trustee, or their representatives, attorneys or auditors.

(e)            Access to Receivables Files.  The Custodian will provide the Depositor, the Issuer and the Indenture Trustee with access to the Receivables Files and the related computer systems at offices designated by the Custodian without charge, but only upon reasonable request, during normal business hours.  Such access will be subject to the Custodian's security and confidentiality procedures and the terms and conditions of a confidentiality agreement satisfactory to the Custodian.  Nothing in this Section 2.5(e) will affect the obligation of the Indenture Trustee or the Custodian to observe any applicable privacy and confidentiality law prohibiting disclosures of information regarding the Obligors and the failure of the Custodian to provide access as a result of such obligations will not constitute a breach of this Section 2.5(e).

(f)            Effective Period and Termination of Custodian.  Ford Credit's appointment as custodian is effective as of the Cutoff Date and will continue until terminated pursuant to this Section 2.5(f).  If Ford Credit resigns as Servicer in accordance with Section 6.6 or the Servicer is terminated pursuant to Section 7.1, the appointment of Ford Credit as custodian under this Agreement may be terminated in the same manner as the Servicer may be terminated under Section 7.1.  As soon as practicable after any termination of its appointment as custodian, the Custodian will deliver to the Indenture Trustee or its agent or designee the Receivables Files maintained by the Custodian at such place as the Indenture Trustee may reasonably designate.  All reasonable costs and expenses incurred in connection with transferring the Receivables Files to the successor custodian and amending this Agreement to reflect such successor as custodian will be paid by the predecessor custodian upon presentation of documentation of such costs and expenses.

(g)            Servicer's Access to Receivables Files; Indemnity.  Notwithstanding any termination of the Custodian pursuant to Section 2.5(f), the Servicer will be entitled to access the Receivables Files and, upon request from the Servicer, the successor custodian will promptly release any document in the Receivables Files to the Servicer.  The Issuer will indemnify, defend and hold harmless the Servicer against any and all costs, expenses, losses, claims and liabilities resulting from the failure by a successor custodian to release Receivables Files to the Servicer in a timely manner.

ARTICLE III
ADMINISTRATION AND SERVICING OF RECEIVABLES AND OTHER TRUST PROPERTY

Section 3.1             Appointment; Duties of the Servicer with Respect to the Servicing of the Receivables.

(a)            Appointment and General Duties.  The Issuer appoints Ford Credit to act as the Servicer of the Receivables for the Issuer and the Indenture Trustee.  The Servicer will manage, service, administer and collect on the Receivables with reasonable care using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others and in accordance with the Credit and Collection Policy.  The Servicer's duties will include:

(i)            collecting and applying all payments made on the Receivables,

(ii)            investigating delinquencies,

(iii)            sending invoices and responding to inquiries of Obligors,

(iv)            processing requests for extensions and modifications,

(v)            administering payoffs, defaults and delinquencies,

(vi)            repossessing and then selling the Financed Vehicle securing any Receivable that the Servicer determines is unlikely to eventually be paid in full,

(vii)            maintaining accurate and complete accounts and computer systems pertaining to servicing the Receivables,

(viii)            providing to the Custodian copies, or access to, any documents, instruments, notices and correspondence that modify information contained in the Receivables Files, and

(ix)            furnishing Monthly Investor Reports and any other periodic reports required by the transaction documents.

In performing its duties as servicer of the Receivables, the Servicer will comply with all material requirements of federal and State laws and regulations.

(b)            Collection of Receivable Payments; Extensions, Rebates and Adjustments on Receivables.  The Servicer will make reasonable efforts to collect all payments due under the terms of the Receivables. The Servicer may waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable and may grant extensions, refunds, rebates or adjustments with respect to any Receivable or amend any Receivable, in each case in accordance with the Credit and Collection Policy, except that if the Servicer (i) grants payment extensions on a Receivable that extend the final payment date of the Receivable more than six months past the last original scheduled payment date of any Receivable in the securitized pool, (ii) modifies the Amount Financed under a Receivable, (iii) modifies the APR of a Receivable, or (iv) increases the number of originally scheduled due dates of the Receivable, it will purchase the Receivable in the manner provided in Section 3.2, unless it is required to take such action under law or pursuant to a court order.

(c)            Maintenance of Security Interests in Financed Vehicles.  The Servicer will take all necessary steps to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle.  The Issuer authorizes the Servicer to take all actions necessary to continue perfection of such security interest on behalf of the Issuer and the Indenture Trustee if a Financed Vehicle is relocated to another State or for any other reason.  Unless required by law or court order, the Servicer will not release any Financed Vehicle from the security interest granted by the related Receivable, except (i) upon payment in full of the Receivable, (ii) in order to receive proceeds from insurance covering such Financed Vehicle, (iii) upon repossession, (iv) upon discounted settlement of the Receivable, or (v) upon abandonment, in each case in accordance with the Credit and Collection Policy.

(d)            No Impairment.  The Servicer will not impair in any material respect the rights of the Issuer or the Indenture Trustee in the Receivables except in accordance with the Credit and Collection Policy or as otherwise permitted by this Agreement.

(e)            Other Action.

(i)            Effective as of the date of this Agreement, all Receivables are assigned to the Servicer solely for the purpose of fulfilling the Servicer's duties under this Agreement, including commencement of or participation in legal proceedings to enforce a Receivable or otherwise related to a Receivable. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee, on behalf of the Issuer, will, at the Servicer's expense and direction, assign the Receivable to the Servicer solely for such purpose or take steps to enforce the Receivable, including bringing suit in the names of the Indenture Trustee, the Noteholders, the Issuer or any of them. On request of the Servicer, the Owner Trustee will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(ii)            The Servicer is authorized to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, or any of them, any instruments of satisfaction, cancellation, partial or full release or discharge, and any other comparable instruments, with respect to the Receivables and the Financed Vehicles.

Section 3.2             Purchase of Receivables Upon Breach by the Servicer.

(a)       (i)             If a Responsible Person of the Servicer has actual knowledge, or receives notice from the Depositor, the Issuer, the Owner Trustee or the Indenture Trustee, of a breach of the covenants set forth in Sections 3.1 (c) or (d) and such breach is not cured in all material respects by the end of the second full Collection Period (or, at the Servicer's option, the first full Collection Period) after the Responsible Person obtained actual knowledge or was notified of such breach, the Servicer will purchase each Receivable materially and adversely affected by such breach by remitting the Purchase Amount for such Receivable to the Collection Account on the Business Day preceding the Payment Date after such Collection Period or, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, the Business Day preceding the Final Scheduled Payment Date for the Class A-1 Notes, if earlier (or, with Rating Agency Confirmation, on such Payment Date or Final Scheduled Payment Date).

(ii)            Upon the occurrence of any of the conditions requiring purchase of a Receivable set forth in Section 3.1(b), the Servicer will repurchase the Receivable affected by such occurrence by remitting the Purchase Amount for such Receivable to the Collection Account on the Business Day preceding the Payment Date after the Collection Period or, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, the Business Day preceding the Final Scheduled Payment Date for the Class A-1 Notes, if earlier (or, with Rating Agency Confirmation, on such Payment Date or Final Scheduled Payment Date) in which such modification is made.

(iii)            If the Servicer, in its sole discretion, determines that as a result of a computer systems error or computer systems limitation or for any other reason the Servicer is unable to service any Receivable in accordance with the Credit and Collection Policy and the terms of this Agreement, the Servicer may purchase such Receivable by remitting the Purchase Amount for such Receivable to the Collection Account on the Business Day preceding the Payment Date after the Collection Period or, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, the Business Day preceding the Final Scheduled Payment Date for the Class A-1 Notes, if earlier (or, with Rating Agency Confirmation, on such Payment Date or Final Scheduled Payment Date) in which such determination is made.

(iv)            If Ford Credit is the Servicer, it may remit any Purchase Amounts in accordance with Section 4.3(c).

(b)           The sole remedy (except as provided in Section 6.3) of the Issuer, the Indenture Trustee, the Owner Trustee and the Secured Parties with respect to a breach of the covenants made by the Servicer in Section 3.1(c) or (d) or the occurrence of a condition specified in Section 3.1(b) is to require the Servicer to purchase the Receivable as set forth in Section 3.2(a). None of the Owner Trustee, the Indenture Trustee, the Servicer, the Depositor or the Administrator will have any duty to conduct an investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to Section 3.2(a).

(c)            When the Purchase Amount is included in Available Funds for a Payment Date or Final Scheduled Payment Date, as applicable, the Issuer will be deemed to have sold and assigned to the Servicer as of the last day of the second preceding Collection Period all of the Issuer's right, title and interest in and to the Receivable purchased by the Servicer pursuant to Section 3.2(a), and all security and documents relating to such Receivable. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivable free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records indicating that any receivable purchased pursuant to Section 3.2(a) is no longer a Receivable and take any action necessary or appropriate to evidence the transfer of ownership of the Purchased Receivable free from any Lien of the Issuer or the Indenture Trustee.

Section 3.3             Sales of Charged off Receivables.  The Servicer, in its sole discretion, may sell a Receivable that has been charged off in accordance with the Credit and Collection Policy.  Proceeds of any such sale allocable to the Receivable will constitute Recoveries.  If the Servicer elects to sell any charged off Receivable, such Receivable will be deemed to have been sold and assigned by the Trust to the Servicer immediately prior to the sale by the Servicer.  The sole right of the Issuer and the Indenture Trustee with respect to any Receivables sold pursuant to this Section 3.3 will be to receive the Recoveries.  Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable and take any action necessary or appropriate to evidence the sale of the receivable free from any Lien of the Issuer or the Indenture Trustee.

Section 3.4              Duties of the Servicer with Respect to the Servicing of the Transaction; Annual Reports and Notices.

(a)            Monthly Investor Report.  On or about the 10th day of each calendar month, the Servicer will deliver to the Owner Trustee, the Note Paying Agent, the Indenture Trustee, the Swap Counterparties, the Depositor and the Rating Agencies, a servicing report substantially in the form of Exhibit A (the "Monthly Investor Report") with respect to the preceding Collection Period and the related Payment Date.  If the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, the Monthly Investor Report in February 2009 will be delivered on or about the 8th day of the month and will give effect to the payments to be made on such Final Scheduled Payment Date. A Responsible Person of the Servicer will certify the accuracy of the information in each Monthly Investor Report.

(b)            Annual Statement as to Compliance.  To the extent required by Regulation AB, the Servicer will deliver to the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year beginning with the year after the Closing Date, an Officer's Certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Person of the Servicer to the effect that (i) a review of the Servicer's activities during the preceding calendar year (or, in the case of the first certificate, the portion of the preceding calendar year since the Closing Date) and of its performance under this Agreement has been made under such Responsible Person's supervision and (ii) to such Responsible Person's knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Person and the nature and status of such failure.  If the Issuer is not required to file periodic reports under the Exchange Act or otherwise required by law to file an Officer's Certificate of the Servicer as to compliance, the Servicer may deliver such Officer's Certificate on or before April 30 of each calendar year.  A copy of the Officer's Certificate referred to in this Section 3.4(b) may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

(c)            Notice of Event of Servicing Termination.  The Servicer will notify the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency of any event that with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 7.1, no later than 5 Business Days after a Responsible Person of the Servicer obtains actual knowledge of such event.

(d)            Compliance with Obligations under Sarbanes-Oxley Act.  If directed by the Administrator, the Servicer will prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002.

(e)            Report on Assessment of Compliance with Servicing Criteria and Attestation.  The Servicer will:

(i)            deliver to the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum servicing criteria during the preceding calendar year, including disclosure of any identified material instance of non-compliance identified by the Servicer, as specified by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act.

(ii)            cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with servicing criteria with respect to the prior calendar year. Such attestation report will be addressed to the board of directors of the Servicer and the Servicer will deliver copies to the Issuer, the Owner Trustee, the Depositor and the Indenture Trustee. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. The firm may render other services to the Servicer, the Depositor or Ford Credit, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

The reports referred to in this Section 3.4(e) will be delivered within 90 days after the end of each calendar year unless the Issuer is not required to file periodic reports under the Exchange Act or any other law, in which case the reports may be delivered on or before April 30 of each calendar year, beginning in the year after the Closing Date.  A copy of the reports referred to in this Section 3.4(e) may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

(f)            Delivery of Tax Related Information.  To the extent required by law, the Servicer will deliver to the Owner Trustee for distribution to the holder of the Residual Interest information for the preparation of the holder of the Residual Interest's federal and State income tax returns.

(g)            Termination of Reporting Obligation.  The Servicer's obligation to deliver or cause the delivery of reports under this Section 3.4, other than tax reports under Section 3.4(f), will terminate upon the payment in full of the Notes, including by redemption in whole as contemplated by Section 8.1.

Section 3.5             Servicer's Fees.  On each Payment Date, the Issuer will pay the Servicing Fee to the Servicer in accordance with Section 8.2 of the Indenture.  In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees and receive investment earnings (net of investment losses and expenses) on funds deposited into the Bank Accounts during each Collection Period.

Section 3.6             Servicer's Expenses.  Except as otherwise set forth in this Agreement, the Servicer will pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports.  The Servicer may charge Obligors, and be reimbursed, for collection, repossession, transportation and remarketing expenses in accordance with the Credit and Collection Policy.

ARTICLE IV
TRUST ACCOUNTS; DISTRIBUTIONS;
STATEMENTS TO NOTEHOLDERS AND THE DEPOSITOR

Section 4.1              Accounts.

(a)            Collection Account.  Pursuant to Section 8.2 of the Indenture, the Indenture Trustee will establish and maintain a segregated trust account in the name "The Bank of New York as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2008-A" at a Qualified Institution (initially the corporate trust department of The Bank of New York), that is designated as the "Collection Account".  The Collection Account will initially be account number 879524.  The Collection Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Collection Account in accordance with this Agreement.  The Servicer may direct the Indenture Trustee to withdraw from the Collection Account and pay to the Indenture Trustee or the Servicer, as applicable, amounts that do not constitute Available Funds for any Collection Period or that were deposited into the Collection Account in error.

(b)            Principal Payment Account.  Pursuant to Section 8.2 of the Indenture, the Indenture Trustee will establish and maintain a segregated trust account at a Qualified Institution that is designated as the "Principal Payment Account".  The Principal Payment Account will initially be account number 879526.  The Principal Payment Account is established and maintained solely for administrative purposes.

(c)            Reserve Account.

(i)            Pursuant to Section 8.2 of the Indenture, the Indenture Trustee will establish and maintain a segregated trust account in the name "The Bank of New York as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2008-A" at a Qualified Institution (initially the corporate trust department of The Bank of New York), that is designated as the "Reserve Account".   The Reserve Account will initially be account number 879525.  On the Closing Date, the Depositor will deposit or cause to be deposited the Specified Reserve Balance into the Reserve Account from the net proceeds of the sale of the Notes.  The Reserve Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Reserve Account in accordance with this Agreement.

(ii)            The Indenture Trustee will transfer all funds on deposit in the Reserve Account to the Depositor, or if the Depositor has notified the Indenture Trustee of the establishment of the Trust Distribution Account, to the Trust Distribution Account, on the earlier of: (i) the first Payment Date on or after which the Servicer has deposited into the Collection Account the amount specified in Section 8.1(a) in connection with its exercising its option to acquire the Trust Property pursuant to Section 8.1 and (ii) the date on which the Note Balance of the Notes and of all other amounts owing or to be distributed to the Secured Parties under the Indenture and this Agreement are paid in full.

(d)            Swap Counterparty Collateral Account.  Pursuant to Section 8.2 of the Indenture, the Indenture Trustee will  establish and maintain a segregated trust account in the name "The Bank of New York as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2008-A" at a Qualified Institution (initially the corporate trust department of The Bank of New York), that is designated as the "Swap Counterparty Collateral Account".   The Swap Counterparty Collateral Account will initially be account number 879527.  No deposit will be made to the Swap Counterparty Collateral Account on the Closing Date.  Securities and funds that will secure the obligations of the Swap Counterparty will be deposited into the Swap Counterparty Collateral Account from time to time by the Swap Counterparty pursuant to the posting requirements set forth in the Interest Rate Swap.  The Swap Counterparty will be entitled to interest earned on amounts on deposit in the Swap Counterparty Collateral Account.  Subject to the terms of the Interest Rate Swap, the Swap Counterparty Collateral Account will be under the sole dominion and control of the Indenture Trustee, or its agent appointed pursuant to the Interest Rate Swap, as custodian.

(e)            Benefit of Accounts; Deposits and Withdrawals.  The Collection Account and the Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to them will be held by the Indenture Trustee as secured party for the benefit of the Secured Parties and, after payment in full of the Notes, as agent of the Issuer and as part of the Trust Property.  All deposits to and withdrawals from the Collection Account, Principal Payment Account and the Reserve Account will be made in accordance with the Basic Documents.

(f)            Maintenance of Accounts.  If an institution maintaining one of the Bank Accounts ceases to be a Qualified Institution, the Servicer, with respect to the Collection Account and the Principal Payment Account, or the Depositor, with respect to the Reserve Account, will, with the Indenture Trustee's or Owner Trustee's assistance as necessary, within 30 calendar days, move such Bank Account to a Qualified Institution.

(g)            Compliance.  Each Bank Account will be established and maintained pursuant to the Control Agreement.  The Servicer, with respect to the Collection Account and the Principal Payment Account, and the Depositor, with respect to the Reserve Account, will ensure that the Control Agreement establishing each Bank Account requires the Qualified Institution maintaining each such account to comply with entitlement orders (as defined in Article 8 of the UCC) originated by the Indenture Trustee without further consent of the Issuer for so long as the Notes are Outstanding and to act as a securities intermediary in accordance with the UCC.

(h)            Trust Distribution Account.  The Depositor may cause the Owner Trustee to establish and maintain a segregated trust account in the name "U.S. Bank Trust National Association as Owner Trustee," that is designated as the "Trust Distribution Account" and will promptly notify the Owner Trustee and the Indenture Trustee after the establishment of the Trust Distribution Account.  The Trust Distribution Account will be under the sole dominion and control of the Owner Trustee, except that the Indenture Trustee may make deposits to the Trust Distribution Account in accordance with the Basic Documents.  All deposits to and withdrawals from the Trust Distribution Account will be made in accordance with the Indenture and the Trust Agreement.

Section 4.2              Investment of Funds on Deposit in the Bank Accounts.

(a)            For so long as no Default or Event of Default has occurred and is continuing, funds on deposit in the Collection Account (but not amounts in the Principal Payment Account) and in the Reserve Account will, to the extent permitted by law, be invested in Permitted Investments by the Qualified Institution maintaining such accounts as directed by the Servicer with respect to the Collection Account, and as directed by the Depositor or by any Person appointed by the Depositor with respect to the Reserve Account, in each case without requiring any action by the Indenture Trustee. The Servicer and the Depositor, as applicable, may direct the Indenture Trustee to consent, vote, waive or take any other action, or not to take any such action, with respect to any matters available to the holder of such Permitted Investments.

(b)            If (i) the Servicer, with respect to the Collection Account and the Principal Payment Account, or the Depositor, with respect to the Reserve Account, fails to give investment directions for any funds on deposit in a Bank Account to the Qualified Institution maintaining such Bank Account by 11:00 a.m. New York time (or such other time as may be agreed by the Issuer and such Qualified Institution) on the Business Day preceding a Payment Date or Final Scheduled Payment Date or (ii) a Default or Event of Default has occurred and is continuing with respect to the Notes and the Indenture Trustee has provided notice to the Qualified Institution maintaining such Bank Account, the Qualified Institution maintaining such Bank Account will, pursuant to the Control Agreement, to the fullest extent practicable, invest and reinvest funds on deposit in such Bank Account in one or more investments described in clause (b) of the definition of Permitted Investments.

(c)            Permitted Investments of funds on deposit in the Collection Account (or any reinvestments of such Permitted Investments) will mature no later than the Business Day preceding the earlier of the next Payment Date or the next Final Scheduled Payment Date on which such Collections are required to be distributed under the Indenture. Permitted Investments of funds on deposit in the Reserve Account will mature no later than the Business Day preceding the earlier of the next Payment Date or the next Final Scheduled Payment Date on which Collections are required to be distributed following the date of investment, except that such funds may be invested in Permitted Investments that will not mature before the next Payment Date or such Final Scheduled Payment Date if Rating Agency Confirmation has been obtained with respect to the investment. Permitted Investments will be held to their maturity, except that Permitted Investments may be sold or disposed of before their maturity in connection with the sale or liquidation of the Collateral following an Event of Default as provided in Section 5.6 of the Indenture. All interest and other income (net of losses and investment expenses) on funds on deposit in the Bank Accounts will be paid to the Servicer on each Payment Date pursuant to Section 3.5.

(d)            None of the Depositor, the Servicer or the Qualified Institution maintaining any Bank Account will be liable for the selection of Permitted Investments or for investment losses incurred thereon (other than in the capacity as obligor thereon, if applicable).

(e)            Neither the Servicer, with respect to the Collection Account and the Principal Payment Account, nor the Depositor, with respect to the Reserve Account, will direct the Qualified Institution maintaining such account to make any investment of any funds or to sell any investment held in such account unless the security interest Granted and perfected in such account in favor of the Indenture Trustee will continue to be perfected in such investment or the proceeds of such sale, in each case without any further action by any Person.

(f)            With respect to funds on deposit in the Bank Accounts:

(i)            any such funds or property in such accounts that is a "financial asset" as defined in Section 8-102(a)(9) of the UCC will be physically delivered to, or credited to an account in the name of, the Qualified Institution maintaining the applicable account in accordance with such institution's customary procedures such that the institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect to such funds or property; and

(ii)            any funds or property that are held in deposit accounts will be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Ratings, each such deposit account will be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee will have sole signature authority with respect to each such deposit account.

(g)            The Servicer, with respect to the Collection Account and the Principal Payment Account, and the Depositor, with respect to the Reserve Account, will ensure that the Qualified Institution maintaining each such account, in its capacity as securities intermediary, agrees in the Control Agreement that each item of property credited to each such account will be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

Section 4.3              Remittances.

(a)            If Ford Credit's short term unsecured debt is rated at least "P-1" by Moody's, "A-1" by Standard & Poor's and "F1" by Fitch (this rating requirement, the "Monthly Remittance Required Ratings"), Ford Credit may remit Collections on the Business Day preceding each Payment Date and Final Scheduled Payment Date, or with Rating Agency Confirmation, on each Payment Date or Final Scheduled Payment Date.

(b)            If Ford Credit's short term unsecured debt is not rated at least equal to the Monthly Remittance Required Ratings:

(i)            on the Closing Date, the Servicer will remit to the Collection Account all amounts received and applied as interest or principal on the Receivables in accordance with the Credit and Collection Policy during the period from the Cutoff Date to two Business Days preceding the Closing Date and

(ii)            on and after the Closing Date, Ford Credit will remit to the Collection Account all amounts received and applied as interest or principal on the Receivables in accordance with the Credit and Collection Policy within two Business Days after such application.

(c)            If Ford Credit is the Servicer and for any Payment Date or Final Scheduled Payment Date, the sum of (i) Collections for the related Collection Period, plus (ii) Purchase Amounts for such Payment Date or Final Scheduled Payment Date, exceeds the amounts remitted pursuant to Section 4.3(b) for the related Collection Period, Ford Credit will remit an amount equal to such excess to the Collection Account on the Business Day preceding such Payment Date or, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, the Business Day preceding the Final Scheduled Payment Date for the Class A-1 Notes, or with Rating Agency Confirmation, on such Payment Date or Final Scheduled Payment Date.  If, for any Payment Date or for such Final Scheduled Payment Date, the amounts remitted pursuant to Section 4.3(b) for the related Collection Period exceed the sum of (i) Collections for the related Collection Period, plus (ii) Purchase Amounts for such Payment Date or Final Scheduled Payment Date, the Indenture Trustee will pay to Ford Credit an amount equal to such excess within two Business Days of Ford's Credit's request, but in no event later than such Payment Date or Final Scheduled Payment Date.  Upon the Indenture Trustee's request, Ford Credit will provide the Indenture Trustee reasonable support for Ford Credit's calculation of the amounts to be remitted or paid pursuant to this Section 4.3(c).

(d)            Ford Credit may make the remittances pursuant to this Section 4.3 net of Servicing Fees to be paid to Ford Credit. Nonetheless, the Servicer will account for all of the above described remittances and distributions in the Monthly Investor Report as if the amounts were remitted, deposited and/or transferred separately.

(e)            If Ford Credit (or a successor of Ford Credit pursuant to Section 6.4) is not the Servicer or an Event of Servicing Termination occurs, the Servicer will be required to remit Collections to the Collection Account within 2 Business Days after receipt.

(f)            Pending deposit into the Collection Account, amounts collected by the Servicer may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Section 4.4                                 Calculations and Distributions; Withdrawals from the Reserve Account.

(a)            On or before each Determination Date, the Servicer will calculate the Reserve Account Draw Amount for the following Payment Date (or, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, for the Final Scheduled Payment Date for the Class A-1 Notes, if earlier) and will instruct the Indenture Trustee to withdraw from the Reserve Account and deposit the Reserve Account Draw Amount into the Collection Account on or before such Payment Date or Final Scheduled Payment Date.

(b)            On or before each Determination Date, the Servicer will instruct the Indenture Trustee (based on the most recent Monthly Investor Report) to make the withdrawals, deposits, distributions and payments required to be made on the following Payment Date or Final Scheduled Payment Date pursuant to Section 8.2 of the Indenture.

ARTICLE V
THE DEPOSITOR

Section 5.1            Representations and Warranties of the Depositor.  The Depositor represents and warrants to the Issuer as of the date of this Agreement and as of the Closing Date, on which the Issuer is relying in acquiring the Trust Property and which will survive the sale of the Trust Property to the Issuer and the pledge of the Trust Property by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)            Organization and Qualification.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals could not reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement or the other Basic Documents to which it is a party.

(b)            Power, Authorization and Enforceability.  The Depositor has the power and authority to execute deliver and perform the terms of each of the Basic Documents to which it is a party and to acquire, own and sell the Receivables and the other Trust Property and has duly authorized the sale of the Receivables and other Trust Property to the Issuer by all necessary action.  The Depositor has authorized the execution, delivery and performance of the terms of each of the Basic Documents to which it is a party.  Each of the Basic Documents to which the Depositor is a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles.

(c)            Valid Sale.  This Agreement evidences a valid sale of the Trust Property from the Depositor to the Issuer, enforceable against creditors of and purchasers from the Depositor.

(d)            No Conflicts and No Violation.  The consummation of the transactions contemplated by the Basic Documents to which the Depositor is a party and the fulfillment of the terms of the Basic Documents to which the Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than this Agreement), (iii) violate the Certificate of Formation or Limited Liability Company Agreement, or (iv) violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Basic Documents.

(e)            No Proceedings.  To the Depositor's knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of any of the Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Basic Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under, or the validity or enforceability of, any of the Basic Documents or the Notes, or (iv) relating to Ford Credit or the Depositor that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes, (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, or (D) cause the Issuer to incur Michigan Single Business Tax liability other than such proceedings that would not reasonably be expected to have a material adverse effect upon the Depositor or materially and adversely affect the performance by the Depositor of its obligations under, or the validity and enforceability of, the Basic Documents or the Notes.

(f)            Valid Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Trust Property in favor of the Issuer that is prior to all other Liens other than Permitted Liens and is enforceable as such against all other creditors of and purchasers from the Depositor.

Section 5.2             Liability of the Depositor.  The Depositor will be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(a)            The Depositor will not be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Servicer or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement or for errors in judgment. All such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Depositor and the issuance of the Notes. Notwithstanding the preceding two sentences, this Section 5.2 will not protect the Depositor against any liability that would otherwise be imposed by reason of Depositor's, willful misconduct, bad faith or negligence in the performance of its duties under this Agreement.

(b)            The Depositor will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Property.

(c)            The Depositor and any officer, director, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party in respect of any matters arising under this Agreement.

(d)            The Depositor will be under no obligation to appear in, prosecute or defend any legal action that is unrelated to its obligations under this Agreement and that, in its opinion, may cause it to incur any expense or liability.

Section 5.3             Merger or Consolidation of, or Assumption of the Obligations of, the Depositor.  Any Person (a) into which the Depositor is merged or consolidated, (b) resulting from any merger or consolidation to which the Depositor is a party or (c) succeeding to the business of the Depositor, if more than 50% of the voting stock or voting power and 50% or more of the economic equity of such Person is owned, directly or indirectly, by Ford Motor Company, will be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act except those actions required under this Section 5.3.  Within 15 Business Days after any such merger, consolidation or succession such Person will (i) execute an agreement of assumption to perform every obligation of the Depositor under this Agreement, (ii) deliver to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, consolidation or succession and such agreement of assumption comply with this Section 5.3, (iii) deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to the effect that either (A) upon the later of the attachment of the security interest and the filing of the necessary financing statements, the security interest in favor of the Issuer in the Trust Property and the Indenture Trustee in the Collateral will be perfected or (B) no such action is necessary to preserve and protect such security interest, and (iv) provide notice of such merger, consolidation or succession to the Swap Counterparties and to the Rating Agencies.

Section 5.4            Depositor May Own Notes.  The Depositor and any Affiliate of the Depositor, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights as it would have if it were not the Depositor or an Affiliate of the Depositor except as otherwise provided in any Basic Document.  Notes owned by or pledged to the Depositor or any Affiliate of the Depositor will have an equal and proportionate benefit under the Basic Document, without preference, priority or distinction, except as otherwise provided in any Basic Document.

Section 5.5             Depositor's Designation of the Rating Agencies.  The Depositor designates Fitch, Moody's and Standard & Poor's as the Rating Agencies rating the Notes.

ARTICLE VI
THE SERVICER

Section 6.1             Representations and Warranties of the Servicer.  The Servicer represents and warrants to the Issuer as of the date of this Agreement, on which the Issuer is relying in acquiring the Trust Property and which will survive the sale of the Trust Property to the Issuer and the pledge of the Trust Property by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)            Organization and Qualification.  The Servicer is duly incorporated and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Servicer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement or the other Basic Documents to which it is a party.

(b)            Power, Authorization and Enforceability.  The Servicer has the power and authority to execute deliver and perform the terms of each of the Basic Documents to which it is a party and to acquire, own, hold, service and sell the Receivables and to hold the Receivables Files as custodian on behalf of the Issuer and the Indenture Trustee.  The Servicer has authorized the execution, delivery and performance of the terms of each of the Basic Documents to which it is a party.  Each of the Basic Documents to which the Servicer is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles.

(c)            No Conflicts and No Violation.  The consummation of the transactions contemplated by the Basic Documents to which the Servicer is a party and the fulfillment of the terms of the Basic Documents to which the Servicer is a party will not (i) conflict with or result in a breach of the terms or provision of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Servicer is a debtor or guarantor (other than this Agreement), (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Servicer pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement, (iii) violate the Certificate of Formation or the Limited Liability Company Agreement of the Servicer, or (iv) violate any law or, to the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; in each case, which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Servicer's ability to perform its obligations under the Basic Documents.

(d)            No Proceedings.  To the Servicer's knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of any of the Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Basic Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Servicer's ability to perform its obligations under, or the validity or enforceability of, any of the Basic Documents or the Notes, or (iv) relating to the Servicer that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes, (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (D) cause the Issuer to incur Michigan Single Business Tax liability other than such proceedings that, to the Servicer's knowledge, would not reasonably be expected to have a material adverse effect upon the Servicer and its subsidiaries considered as a whole or materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, any of the Basic Documents or the Notes.

Section 6.2             Liability of the Servicer.

(a)            The Servicer will be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and to the Depositor only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Servicer. This Section 6.2 will not protect the Servicer against any liability that would otherwise be imposed by reason of the Servicer's willful misconduct, bad faith or negligence in the performance of its duties under this Agreement. The Servicer and any subservicer may rely in good faith on any document of any kind that appears on its face to be properly executed and submitted by any Person with respect to any matters arising under this Agreement.

(b)            The obligations of the Servicer under this Agreement are solely corporate obligations of the Servicer, and no recourse may be taken, directly or indirectly, with respect to the obligations of the Servicer against any owner, beneficiary, agent, officer, director, or employee of the Servicer in their individual capacities except for any liability that would otherwise be imposed by reason of such Person's willful misconduct, bad faith or negligence in the performance of its duties.

(c)            The Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability. The Servicer may in its sole discretion (but will not be required to) undertake any legal action that it may deem necessary or desirable to protect the interests of the Noteholders or the Depositor under the Basic Documents. In such event, the legal expenses, costs and liabilities of such action and any liability resulting from such action will be expenses, costs and liabilities of the Servicer.

(d)            The Servicer will not be in default under this Agreement if it is unable to perform any of its obligations as a result of an act of God, act of war, terrorism, fires, earthquake or other natural disaster. The Servicer will make commercially reasonable efforts to resume the performance of its obligations under this Agreement as soon as reasonably practicable after any such event.

Section 6.3             Indemnities of the Servicer.

(a)            The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents from and against any and all costs, losses, claims and liabilities arising out of, or imposed upon any such Person through the Servicer's (including in its capacity as Custodian) willful misconduct, bad faith or negligence (except for errors in judgment) in the performance of its duties under any Basic Document to which it is a party.

(b)            Promptly upon receipt by the Issuer, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents (each, for purposes of this Section 6.3(b), an "Indemnified Person") of notice of the commencement of any Proceeding against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such Proceeding will be made against the Servicer under this Section 6.3, notify the Servicer of the commencement of such Proceeding.  The Servicer may participate in and assume the defense and settlement of any such Proceeding at the Servicer's expense.  No settlement of such Proceeding may be made without the approval of the Servicer and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned.  The Servicer's indemnification obligation will include the reasonable fees and expenses of counsel and the expenses of litigation.  After notice from the Servicer to such Indemnified Person of the Servicer's intention to assume the defense of such Proceeding with counsel reasonably satisfactory to such Indemnified Person, and so long as the Servicer so assumes the defense of such Proceeding in a manner reasonably satisfactory to such Indemnified Person, the Servicer will not be liable for any legal expenses of counsel to such Indemnified Person unless there is a conflict between the interests of the Servicer and such Indemnified Person, in which case the Servicer will pay for the separate counsel to such Indemnified Person.

(c)            For purposes of this Section 6.3, if the Servicer is terminated pursuant to Section 7.1 or if the Servicer resigns pursuant to Section 6.6, such Servicer will be deemed to continue to be the Servicer until a Successor Servicer (other than the Indenture Trustee) has assumed the obligations of the Servicer in accordance with Section 7.2.

(d)            The Servicer's obligations under this Section 6.3 with respect to the period such Person was (or was deemed to be) the Servicer will survive the termination of or resignation by such Person as Servicer, the termination of this Agreement and the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of the Issuer. If the Servicer makes any indemnity payments pursuant to this Section 6.3 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

Section 6.4             Merger or Consolidation of, or Assumption of the Obligations of, the Servicer;  Assignment to Affiliate.   Any Person (a) into which the Servicer is merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer is a party, (c) succeeding to the business of the Servicer or (d) that is an Affiliate of the Servicer to whom the Servicer has assigned this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act except those actions required under this Section 6.4.  Within 15 Business Days after any such merger, consolidation, succession or assignment, such Person will (i) execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, (ii) deliver to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, consolidation, succession or assignment and such agreement of assumption comply with this Section 6.4, (iii) deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to the effect that either (A) upon the later of the attachment of the security interest and the filing of the necessary financing statements, the security interest in favor of the Issuer in the Trust Property and the Indenture Trustee in the Collateral will be perfected or (B) no such action is necessary to preserve and protect such security interest, and (iv) provide notice of such merger, consolidation, succession or assignment to the Rating Agencies.

Section 6.5             Delegation of Duties.  So long as Ford Credit acts as Servicer or Custodian, the Servicer or Custodian may without notice or consent delegate any or all of its duties under this Agreement to Ford Motor Company or any company or other business entity of which Ford Motor Company owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity.  The Servicer or Custodian may perform any of its duties through subcontractors.  No such delegation or subcontracting will relieve the Servicer or Custodian of its responsibilities with respect to such duties and the Servicer will remain primarily responsible with respect to such duties.  The Servicer or Custodian will be responsible for the fees of any such subcontractors.

Section 6.6             Ford Credit Not to Resign as Servicer.  Neither Ford Credit nor any successor Servicer will resign as Servicer under this Agreement except upon determining that the performance of its duties under this Agreement is no longer permissible under law.  Notice of any determination permitting the resignation of Ford Credit as Servicer or a successor Servicer will be delivered to the Owner Trustee and the Indenture Trustee as soon as practicable (and, if not given in writing, will be confirmed in writing as soon as practicable).  Any determination permitting the resignation of Ford Credit as Servicer or a successor Servicer will be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee with or promptly following delivery of such notice.

Section 6.7             Servicer May Own Notes.  The Servicer and any Affiliate of the Servicer, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise provided in any Basic Document.  Notes owned by or pledged to the Servicer or any Affiliate of the Servicer will have an equal and proportionate benefit under the Basic Document, without preference, priority or distinction, except as otherwise provided in any Basic Document.

ARTICLE VII
SERVICING TERMINATION

Section 7.1              Events of Servicing Termination.

(a)            The occurrence and continuation of any of the following events will be an "Event of Servicing Termination":

(i)            Any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any proceeds or payment required to be delivered under this Agreement that continues unremedied for a period of 5 Business Days after the earlier of the date on which (x) notice of such failure is given to the Servicer by the Owner Trustee or the Indenture Trustee or (y) a Responsible Person of the Servicer learns of such failure, unless:

(1)              (A) such failure is caused by an event outside the control of the Servicer that the Servicer could not have avoided through the exercise of due care, (B) such failure does not continue for more than 10 Business Days after the earlier of the date on which notice of such failure is given to the Servicer by the Owner Trustee or the Indenture Trustee or a Responsible Person of the Servicer learns of such failure, (C) during such period the Servicer uses all commercially reasonable efforts to perform its obligations under this Agreement and (D) the Servicer provides the Owner Trustee, the Indenture Trustee, the Depositor and the Noteholders with prompt notice of such failure that includes a description of the Servicer's efforts to remedy such failure, or

(2)              (A) such failure would not reasonably be expected to, or upon investigation and quantification does not, result in the failure in paying or depositing an amount greater than 0.05% of the sum of the Note Balances of all Notes and (B) such failure is remedied (i) if the Servicer's long-term debt is rated investment grade by all Rating Agencies rating the Notes, not later than 90 days after a Responsible Person of the Servicer learns of such failure or (ii) if the Servicer's long-term debt is not so rated, then not later than 90 days after such failure,

(ii)            Any failure by the Servicer to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure materially and adversely affects the rights of the Noteholders and continues unremedied for a period of 90 days after the Servicer receives notice of such failure from the Owner Trustee, the Indenture Trustee or the Noteholders of at least 25% of the Note Balance of the Controlling Class, or

(iii)            The occurrence of an Insolvency Event with respect to the Servicer.

(b)            If an Event of Servicing Termination occurs, the Indenture Trustee will promptly notify each Rating Agency. So long as such Event of Servicing Termination has not been remedied, either the Indenture Trustee or the Noteholders of at least a majority of the Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Owner Trustee, at the direction of the holder of the Residual Interest), by notice to the Servicer and the Rating Agencies (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders), may terminate all of the rights and obligations (other than those set forth in Section 6.2 and Section 6.3) of the Servicer under this Agreement. Upon the receipt by the Servicer of such notice (or such later date as may be specified in such notice of termination), all authority and power of the Servicer under this Agreement will pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 7.2. In such event, the Indenture Trustee and the Owner Trustee are authorized to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the predecessor Servicer and to complete the transfer of the Receivables Files and related documents to the Indenture Trustee or the successor Servicer or the successor Custodian.

(c)            Upon termination of the Servicer under this Section 7.1 or the Servicer's resignation under Section 6.6, the predecessor Servicer will cooperate with the Indenture Trustee, the Owner Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, as soon as practicable, the transfer to the Indenture Trustee or such Successor Servicer of all cash amounts that are held by the predecessor Servicer for deposit, or thereafter received with respect to a Receivable and the delivery of the Receivables Files and the related accounts and records maintained by the Servicer. In no event, however, will the Servicer be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any Successor Servicer or any other third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement. All reasonable costs and expenses (including attorneys' fees) incurred by the Indenture Trustee, the Owner Trustee and the Successor Servicer associated with (i) the transition of servicing duties to the Successor Servicer, and (ii) amending this Agreement to reflect a succession of the Servicer pursuant to this Section 7.1 will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

Section 7.2              Appointment of Successor Servicer.

(a)            If the Servicer is terminated pursuant to Section 7.1, it will continue to perform its functions as Servicer under this Agreement until the date specified in the notice of termination. If the Servicer resigns pursuant to Section 6.6, it will continue to perform its functions as Servicer under this Agreement until (i) if the resigning Servicer is Ford Credit, the earlier to occur of (A) the Indenture Trustee or a Successor Servicer assuming the responsibilities and obligations of Ford Credit as Servicer in accordance with this Section 7.2 and as the Administrator in accordance with Section 5.2 of the Administration Agreement or (B) the date upon which any regulatory authority requires such resignation and (ii) if the resigning Servicer is not Ford Credit, the earlier to occur of (A) the date 45 days from the delivery to the Indenture Trustee and the Owner Trustee of the notice of such resignation in accordance with Section 6.6 or (B) the date upon which the Servicer is legally unable to act as Servicer as specified in the notice of resignation and accompanying Opinion of Counsel.

(b)            If the Servicer resigns or is terminated under this Agreement, the Indenture Trustee will (i) provide notice of such termination or resignation to the Issuer and (ii) as promptly as possible, appoint an institution having a net worth of not less than $50,000,000 whose business includes the servicing of motor vehicle receivables, as the successor to the Servicer under this Agreement. Such successor will accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 7.2(d)) by (x) entering into a servicing agreement with the Issuer having substantially the same provisions as the provisions of this Agreement applicable to the Servicer, in a form acceptable to the Owner Trustee and the Indenture Trustee and (y) delivering a copy of such servicing agreement to the Indenture Trustee and the Issuer (such a successor, a "Successor Servicer").  Promptly following a Successor Servicer's acceptance of its appointment, the Indenture Trustee will notify the Issuer of such appointment, specifying in such notice the name and address of the Successor Servicer.

(c)            If no Person has accepted its appointment as Successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with this Section 7.2, the Indenture Trustee, without further action, will be automatically appointed the Successor Servicer. However, if the Indenture Trustee is unwilling or legally unable to act as Successor Servicer, it will appoint, or petition a court of competent jurisdiction to appoint, an institution having a net worth of not less than $50,000,000 whose business includes the servicing of motor vehicle receivables, as successor. The Indenture Trustee will be released from its duties and obligations as Successor Servicer on the date that a new servicer enters into a servicing agreement with the Issuer and delivers a copy of such servicing agreement to the Indenture Trustee and the Issuer as provided in Section 7.2(b).

(d)            Upon acceptance of its appointment as Successor Servicer, the Successor Servicer will (i) be the successor in all respects to the predecessor Servicer and will be subject to all of the responsibilities, duties, and liabilities following such Successor Servicer's appointment placed on the predecessor Servicer relating to such predecessor Servicer's performance of its duties as Servicer and (ii) become the Administrator under the Administration Agreement in accordance with Section 5.2 of the Administration Agreement.

(e)            In connection with any appointment of a Successor Servicer, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer may agree, provided that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement. The Indenture Trustee and such Successor Servicer will take such action, consistent with this Agreement, as will be necessary to effectuate any such succession.

(f)            If the Indenture Trustee succeeds to the Servicer's duties as provided in Section 7.2(c), it will do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, Article VI of the Indenture will be inapplicable to the Indenture Trustee in its duties as Successor Servicer. In case the Indenture Trustee becomes Successor Servicer pursuant to Section 7.2(c), the Indenture Trustee will be entitled to appoint as Servicer any one of its Affiliates, provided that the Indenture Trustee, in its capacity as Successor Servicer, will be liable for the actions and omissions of such Affiliate in its capacity as Servicer.

Section 7.3             Notification to Secured Parties and the Holder of the Residual Interest.  Upon any termination of the Servicer, or appointment of a Successor Servicer pursuant to this Article VII, the Indenture Trustee will promptly notify the Secured Parties and each Rating Agency, and the Owner Trustee will promptly notify the holder of the Residual Interest.

Section 7.4             Waiver of Events of Servicing Termination.  The Noteholders of at least a majority of the Note Balance of the Controlling Class or, if no Notes are Outstanding, the Owner Trustee, at the direction of the holder of the Residual Interest, may waive any Event of Servicing Termination and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Bank Accounts in accordance with this Agreement that resulted in an Event of Default in the payment of principal or interest on any of the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) under the Indenture.  Upon any such waiver of an Event of Servicing Termination, such Event of Servicing Termination will cease to exist and will be deemed to have been remedied for every purpose under this Agreement.  No such waiver will extend to any subsequent or other event or impair any right resulting from such waiver.  The Issuer will notify the Rating Agencies of any such waiver.

ARTICLE VIII
TERMINATION

Section 8.1              Clean-Up Call.

(a)            If the Pool Balance is equal to or less than 5% of the Initial Pool Balance on the last day of any Collection Period, the Servicer has the option to purchase the Trust Property (other than the amounts on deposit in or invested in Permitted Investments maturing on or before the following Payment Date in the Trust Accounts). The Servicer may exercise its option to purchase the Trust Property by (i) notifying the Indenture Trustee, the Owner Trustee and the Rating Agencies at least 10 days before the Payment Date related to such Collection Period and (ii) remitting to the Collection Account the purchase price for the Trust Property equal to the aggregate Principal Balance of the Receivables as of the last day of such Collection Period in immediately available funds on the Business Day preceding the Payment Date (or, with Rating Agency Confirmation, on the Payment Date) related to such Collection Period. Notwithstanding the foregoing, the Servicer will not be permitted to purchase the Trust Property unless the sum of (i) such purchase price, (ii) the Collections on deposit in the Collection Account for such Collection Period and (iii) any Purchase Amounts paid by the Depositor or the Servicer relating to such Collection Period is greater than or equal to the sum of (i) the Note Balance of the Notes Outstanding, and all accrued but unpaid interest thereon, (ii) all amounts due from the Issuer under the Interest Rate Swaps and (iii) all amounts due to the Indenture Trustee under the Indenture. The amount deposited into the Collection Account pursuant to this Section 8.1(a) will be used on the related Payment Date to make payments in full to the Noteholders in the manner set forth in Section 8.2 of the Indenture.

(b)            When the purchase price for the Trust Property is included in Available Funds for a Payment Date, the Issuer will be deemed to have sold and assigned as of the last day of the preceding Collection Period all of the Issuer's right, title and interest in and to the Trust Property, including the Receivables and all security and documents relating to such Receivables. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivable free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records indicating that any receivables purchased pursuant to Section 8.1(a) are no longer Receivables, file UCC termination or amendment statements or take any other action necessary or appropriate to evidence the transfer of ownership of the purchased Receivables free from any Lien of the Issuer or the Indenture Trustee. The Issuer, the Owner Trustee or the Indenture Trustee, as applicable, will execute such documents and instruments and any and all further instruments, including any authorizations to file UCC financing statement amendments, required or reasonably requested by the Servicer to effect such transfer.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1              Amendment.

(a)            Subject to Section 9.1(f), this Agreement may be amended by the Depositor, the Servicer and the Issuer, with prior notice to the Rating Agencies (and the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations will be materially and adversely affected, which consent may not be unreasonably withheld, delayed or conditioned), but without the consent of any of the Noteholders subject to the following conditions:

(i)            the Depositor, the Servicer or the Issuer delivers an Officer's Certificate to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder, and

(ii)            the Depositor, the Servicer or the Issuer delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.

(b)            Subject to Section 9.1(f), this Agreement also may be amended by the Depositor, the Servicer and the Issuer, with prior notice to the Rating Agencies and with the consent of (i) the Indenture Trustee, to the extent that its rights or obligations will be materially and adversely affected by such amendment (which consent may not be unreasonably withheld, delayed or conditioned), (ii) the Owner Trustee, to the extent that its rights and obligations will be materially and adversely affected by such amendment (which consent may not be unreasonably withheld, delayed or conditioned) and (iii) the Noteholders of at least a majority of the Note Balance of each Class of the Notes Outstanding (with each Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(c)            Notwithstanding anything else stated in Section 9.1(a) or (b), no such amendment: (i) may (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, Collections or distributions that are required to be made for the benefit of the Secured Parties or (B) reduce the percentage of the Note Balance of the Notes Outstanding required to consent to any such amendment without the consent of all affected Noteholders or (ii) may change the Specified Reserve Balance without receipt of Rating Agency Confirmation and the consent of all affected Noteholders.

(d)            Promptly upon the execution of any amendment in accordance with this Section 9.1, the Owner Trustee will send a copy of such amendment to the Indenture Trustee, each Rating Agency and each Swap Counterparty, and the Indenture Trustee will notify each Noteholder of the substance of such amendment.

(e)            If the consent of the Owner Trustee, the Indenture Trustee or the Noteholders is required, they do not need to approve the particular form of any proposed amendment so long as their consent approves the substance of the proposed amendment.

(f)            Before executing any amendment to this Agreement, the Owner Trustee and the Indenture Trustee will be entitled to request, receive and rely upon an Opinion of Counsel delivered by the Depositor stating that the execution of such amendment is authorized or permitted by this Agreement.

Section 9.2              Protection of Right, Title and Interest to the Trust Property.

(a)            The Depositor will file financing statements and continuation statements, in the manner and place required by law to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee for the benefit of the Secured Parties in the Trust Property. The Depositor will deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement and continuation statement promptly upon such document becoming available following filing. The Depositor authorizes the Issuer and the Indenture Trustee to file any financing or continuation statements, and amendments to such statements, in all jurisdictions and with all filing offices as the Issuer or the Indenture may determine are necessary or advisable to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee in the Trust Property. Such financing and continuation statements may describe the Trust Property in any manner as the Issuer or the Indenture Trustee may reasonably determine to ensure the perfection of the interest of the Issuer and the Indenture Trustee in the Trust Property. The Issuer or the Indenture Trustee, as applicable, will deliver to the Depositor file-stamped copies of, or filing receipts for, any such financing statement and continuation statement promptly upon such document becoming available following filing.

(b)            The (i) Depositor, the Issuer and the Indenture Trustee, if required or reasonably requested by the other or by the Owner Trustee or the Indenture Trustee and (ii) Owner Trustee, if required or reasonably requested by the Indenture Trustee, agree to do and perform any and all acts and to execute any and all further instruments to more fully effect the purposes of this Agreement.

(c)            Each of the Depositor and the Servicer will give the Owner Trustee and the Indenture Trustee at least 60 days' prior notice of any change in its corporate structure, form of organization or jurisdiction of organization if, as a result of such relocation or change, Section 9-307 of the UCC could require the filing of a new financing statement or an amendment to a previously filed financing or continuation statement and will promptly file any such new financing statement or amendment. Each of the Depositor and the Servicer will maintain its chief executive office, and the Servicer will maintain each office from which it will service the Receivables, within the United States and will maintain its jurisdiction of organization in only one State.

(d)            Neither the Depositor nor the Servicer will change its name in any manner that could make any financing statement or continuation statement filed by the Depositor, the Issuer or the Indenture Trustee in accordance with Section 9.2(a) seriously misleading within the meaning of Section 9-506 of the UCC, unless it has given the Owner Trustee and the Indenture Trustee at least 5 days' prior notice thereof and promptly files appropriate amendments to all previously filed financing statements.

(e)            On and after the Closing Date until a Receivable has been paid in full or repurchased, the Servicer will maintain its computer systems to indicate clearly that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture.

(f)            At any time the Owner Trustee or the Indenture Trustee has reasonable grounds to believe that a list of all Receivables (by contract number) then included in the Trust Property is necessary in connection with the performance of its duties under any Basic Agreement, the Owner Trustee or the Indenture Trustee may request such a list from the Depositor and the Depositor will furnish such list to the Owner Trustee and the Indenture Trustee within 30 Business Days of the request.

(g)            The Depositor will, to the extent required by applicable law, cause the Notes to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act, within the time periods specified in such sections.

Section 9.3              Notices.

(a)            All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(i)            upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, 3 days after deposit in the mail,

(ii)            in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient,

(iii)            in the case of an email, when receipt is confirmed by telephone or reply email from the recipient, and

(iv)            in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery of an email to such recipient stating that such electronic posting has occurred.

Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B to this Agreement or at such other address as any party may designate by notice to the other parties.

(b)            Any notice required or permitted to be mailed to a Noteholder must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives such notice.

Section 9.4            Assignment by the Depositor or the Servicer.  Except as provided in Sections 6.4, 6.6 and 7.2, this Agreement may not be assigned by the Depositor or the Servicer without the prior consent of the Owner Trustee, the Indenture Trustee, the holder of the Residual Interest and the Noteholders of at least 66 2/3% of the Note Balance of the Notes Outstanding.

Section 9.5            Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement. The Owner Trustee and the Indenture Trustee for the benefit of the Secured Parties will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Depositor and the Servicer.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 9.6             GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.7            Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 9.8             WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.9            Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

Section 9.10           Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

Section 9.11           Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.

Section 9.12          No Waiver; Cumulative Remedies.  No failure or delay of the Owner Trustee, the Indenture Trustee or the Noteholders in exercising any power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of any power, right or remedy precludes any other or further exercise of such power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies provided in this Agreement are in addition to any powers, rights and remedies provided by law.

Section 9.13            Agent for Service.

(a)            The agent for service of the Depositor in respect of this Agreement will be the person holding the office of Corporate Secretary of the Depositor, at the following address:

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126.
Attention: Securitization Operations Supervisor
Telephone: (313) 594-3495
Fax: (313) 390-4133

(b)            The agent for service of the Servicer in respect of this Agreement will be the person holding the office of Corporate Secretary of the Servicer, at the following address:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126.
Attention:  Corporate Secretary
Telephone: (313) 322-1200
Fax:  (313) 248-7613

Section 9.14           No Petition.  The Owner Trustee, the Indenture Trustee, the Issuer and the Servicer each covenants and agrees that, before the date that is 1 year and 1 day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor, it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Notes or any of the Basic Documents.  This Section 9.14 will survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture and the termination of this Agreement.

Section 9.15           Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)            Notwithstanding anything contained in this Agreement to the contrary, this Agreement has been countersigned by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee of the Issuer and in no event will U.S. Bank Trust National Association in its individual capacity or, except as provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement or in any of the certificates, notices or agreements delivered pursuant to this Agreement. For all purposes of this Agreement, in the performance of its duties or obligations under this Agreement or in the performance of any duties or obligations of the Issuer under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, Articles V, VI and VII of the Trust Agreement.

(b)            Notwithstanding anything contained in this Agreement to the contrary, this Agreement has been accepted by The Bank of New York, not in its individual capacity but solely as Indenture Trustee, and in no event will The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement or in any of the certificates, notices or agreements delivered pursuant to this Agreement.

EXECUTED BY:

FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

	By:	/s/ Susan J. Thomas
		Name:	Susan J. Thomas
		Title:	Secretary

FORD CREDIT AUTO OWNER TRUST 2008-A,
as Issuer

	By:	U.S. BANK TRUST
NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Owner Trust 2008-A

	By:	/s/ Nicole Poole
		Name:	Nicole Poole
		Title:	Vice President

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

	By:	/s/ M.B. Harris
		Name:	Marion B Harris
		Title:	Assistant Treasurer

AGREED AND ACCEPTED BY:

THE BANK OF NEW YORK,
not in its individual capacity
but solely as Indenture Trustee

By:	/s/ John Bobko
	Name:	John Bobko
	Title:	Vice President

U.S. BANK TRUST
NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee

By:	/s/ Nicole Poole
	Name:	Nicole Poole
	Title:	Vice President

FORD MOTOR CREDIT COMPANY LLC,
as Custodian

By:	/s/ M.B. Harris
	Name:	Marion B. Harris
	Title:	Assistant Treasurer

SCHEDULE A

Schedule of Receivables

Delivered on CD-ROM to Indenture Trustee at Closing

SA-1

SCHEDULE B

Notice Addresses

1.	If to Ford Credit, in its individual capacity or as Servicer, Custodian, Administrator or Sponsor under the Purchase Agreement:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126

Attention:  Securitization Operations Supervisor
Telephone:  (313) 594-3495
Fax:  (313) 390-4133

With a copy to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 248-7613

2.	If to the Depositor:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Fax:  (313) 390-4133

With a copy to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 248-7613

3.	If to the Issuer:

c/o the Owner Trustee at the Corporate Trust Office of the Owner Trustee

With copies to:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Fax:  (313) 390-4133

and

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 248-7613

4.	If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee

5.	If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee;

6.	If to Moody's Investors Service, Inc.:

Moody's Investors Service, Inc.
ABS Monitoring Department
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
Telephone:  (212) 553-0300
Fax:  (212) 298-6834

7.	If to Standard & Poor's:

Standard & Poor's
55 Water Street, 40th Floor
New York, New York 10041
Attention:  Asset Backed Surveillance Department
Telephone:  (212) 438-1000
Fax:  (212) 438-2649

8.	If to Fitch, Inc.:

Fitch, Inc.
1 State Street Plaza
New York, New York 10004
Attention:  Asset Backed Surveillance
Telephone:  (212) 908-0500
Fax:  (212) 514-9879

9.	If to the Swap Counterparty:

As set forth in the Interest Rate Swap for notices delivered for purposes of Sections 5, 6 and 7 of the Interest Rate Swap.

APPENDIX A

USAGE AND DEFINITIONS

FORD CREDIT AUTO OWNER TRUST 2008-A

Usage

The following rules of construction and usage apply to this Appendix, any agreement that incorporates this Appendix and any document made or delivered pursuant to any such agreement:

(a)            The term "documents" includes any and all documents, agreements, instruments, certificates, notices, reports, statements or other writings however evidenced, whether in electronic or physical form.

(b)            Accounting terms not defined or not completely defined in this Appendix will be construed in conformity with U.S. generally accepted accounting principles as in effect on the date of the document that incorporates this Appendix.

(c)            References to "Article," "Section," "Exhibit," "Schedule" or another subdivision of or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or subdivision of or an attachment to the document in which such reference appears.

(d)            Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means such document as from time to time amended, modified, supplemented or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in such document.

(e)            Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means such statute as from time to time amended, modified, supplemented or replaced, including by succession of comparable successor statutes, and includes any rules and regulations promulgated under such statute and any judicial and administrative interpretations of such statute.

(f)            Calculation of any amount on or as of any date will be determined at or as of the close of business on such day after the application of any monies, payments and other transactions to be applied on such day, except that calculations as of the Cutoff Date will be determined as of the open of business on such day prior to the application of any monies, payments and other transactions to be applied on such day.

(g)            In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the word "to" means "to but excluding" and the word "through" means "to and including."

(h)            All terms defined in this Appendix apply to the singular and plural forms of such terms and the term "including" means "including without limitation."

(i)            References to a Person are also to its permitted successors and assigns.

Definitions

"Accrued Note Interest" means, for a Class and a Payment Date or Final Scheduled Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall.

"Act of Noteholders" has the meaning specified in Section 11.3(a) of the Indenture.

"Adjusted Pool Balance" means, on the Closing Date, an amount equal to:

(a)	the Initial Pool Balance, minus

(b)	the Yield Supplement Overcollateralization Amount,

and means, on a Payment Date, an amount (not less than zero) equal to:

(a)	the Pool Balance as of the last day of the preceding Collection Period, minus

(b)	the Yield Supplement Overcollateralization Amount.

"Administration Agreement" means the Administration Agreement, dated as of the Cutoff Date, among the Administrator, the Issuer and the Indenture Trustee.

"Administrator" means Ford Credit, in its capacity as administrator under the Administration Agreement.

"Affiliate" means, for a specified Person, any other Person controlling, controlled by or under common control with such specified Person.  For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Amount Financed" means, for a Receivable, the amount financed by the Obligor for the purchase of the Financed Vehicle, the purchase of extended warranty protection plans, physical damage, credit life and disability insurance policies and similar products, prior balances on trade-in vehicles and other related fees and charges.

"Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable or in any federal Truth In Lending Act correction notice related to the Receivable.

"Applicable Tax State" means the State in which the Owner Trustee maintains its Corporate Trust Office, the State in which the Owner Trustee maintains its principal executive offices and the State of Michigan.

"Authenticating Agent" has the meaning specified in Section 2.12(a) of the Indenture.

"Available Funds" means, for a Payment Date or Final Scheduled Payment Date, as applicable, the sum of the following amounts for such Payment Date or Final Scheduled Payment Date:

(a)	Collections for the related Collection Period on deposit in the Collection Account, plus

(b)	Purchase Amounts received on Receivables that became Purchased Receivables during the related Collection Period, plus

(c)	any amounts deposited by the Servicer to purchase the Trust Property on such Payment Date or Final Scheduled Payment Date pursuant to Section 8.1 of the Sale and Servicing Agreement, plus

(d)	any Net Swap Receipts received by the Issuer, plus

(e)	any Swap Termination Receipts received by the Issuer and not paid to a replacement Swap Counterparty, plus

(f)	the Reserve Account Draw Amount.

"Bank Accounts" means the Reserve Account, the Collection Account and the Principal Payment Account.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. 101 etseq.

"Basic Documents" means the Certificate of Formation, the Limited Liability Company Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Interest Rate Swaps, the DTC Letter and the Control Agreement.

"Book-Entry Note" means a beneficial interest in any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Notes, the Class A-3b Notes and the Class A-4 Notes, in each case issued in book-entry form as described in Section 2.10 of the Indenture.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or the State of Delaware are authorized or obligated by law, regulation or executive order to close.

"Calculation Agent" has the meaning specified in Section 3.19 of the Indenture.

"Certificate of Formation" means the Amended and Restated Certificate of Formation of Ford Credit Auto Receivables Two LLC.

"Certificate of Trust" means the Amended and Restated Certificate of Trust of Ford Credit Auto Owner Trust 2008-A.

"Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Class D Notes, as applicable.

"Class A-1 Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Notes, the Class A-3b Notes and the Class A-4 Notes.

"Class A-1 Note Purchase Agreement" means the Class A-1 Note Purchase Agreement, dated as of January 15, 2008, among Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and J.P. Morgan Securities Inc., as the "Class A-1 Note Purchasers," and the Depositor.

"Class A-1 Notes" means the $544,000,000 Class A-1 4.0176% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A-1 to the Indenture.

"Class A-2 Interest Rate Swap" means the swap transaction entered into between the Issuer as Party B, and the Class A-2 Swap Counterparty, as Party A, pursuant to the ISDA Master Agreement, the related schedule thereto and the confirmation, each dated as of January 23, 2008 together with any additional or replacement swap entered into by the Issuer on or after the Closing Date, in respect of the Class A-2 Notes.

"Class A-2 Notes" means the $710,400,000 Class A-2 Floating Rate Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A-2 to the Indenture.

"Class A-2 Swap Counterparty" means The Royal Bank of Scotland plc under the Class A-2 Interest Rate Swap.

"Class A-3 Notes" means the Class A-3a Notes and the Class A-3b Notes, collectively.

"Class A-3a Notes" means the $467,200,000 Class A-3a 3.96% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A-3a to the Indenture.

"Class A-3b Interest Rate Swap" means the swap transaction entered into between the Issuer as Party B, and the Class A-3b Swap Counterparty, as Party A, pursuant to the ISDA Master Agreement, the related schedule thereto and the confirmation, each dated as of January 23, 2008 together with any additional or replacement swap entered into by the Issuer on or after the Closing Date, in respect of the Class A-3b Notes.

"Class A-3b Notes" means the $225,000,000 Class A-3b Floating Rate Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A-3b to the Indenture.

"Class A-3b Swap Counterparty" means The Royal Bank of Scotland plc under the Class A-3b Interest Rate Swap.

"Class A-4 Notes" means the $133,500,000 Class A-4 4.37% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A-4 to the Indenture.

"Class B Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Class B Notes" means the $65,700,000 Class B 5.33% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit B to the Indenture.

"Class C Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Class C Notes" means the $43,800,000 Class C 6.57% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit C to the Indenture.

"Class D Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Class D Notes" means the $43,800,000 Class D 8.00% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit D to the Indenture.

"Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Closing Date" means January 23, 2008.

"Code" means the Internal Revenue Code of 1986.

"Collateral" means (a) the Trust Property, (b) the Issuer's rights under the Sale and Servicing Agreement, (c) the Issuer's rights under the Interest Rate Swaps, (d) all present and future claims, demands, causes of action and choses in action in respect of the foregoing, and (e) all payments on or under and all proceeds of the foregoing, but excluding, the Trust Distribution Account (if established) and all funds deposited in the Trust Distribution Account, if any.

"Collection Account" means the account or accounts established and maintained pursuant to Section 4.1(a) of the Sale and Servicing Agreement.

"Collection Period" means each calendar month commencing with the Cutoff Date.  For any Payment Date and Determination Date or for purposes of determining the Principal Balance, Pool Balance or Note Pool Factor, the related Collection Period means the Collection Period preceding (a) such Payment Date or Determination Date or (b) the month in which the Principal Balance, Pool Balance or Note Pool Factor is determined.

"Collections" means, for a Collection Period, all amounts received and applied by the Servicer on the Receivables during such Collection Period, including, without duplication:

(a)	payments received from Obligors, plus

(b)	payments received on behalf of Obligors, including amounts under physical damage, credit life and disability insurance policies, plus

(c)
partial prepayments due to refunds of cancelled items originally included in the Amount Financed, such as extended warranty protection plan costs or physical damage, credit life, disability insurance premiums and similar products, plus

(d)	Liquidation Proceeds, plus

(e)	Recoveries,

but excluding

(a)	amounts constituting the Supplemental Servicing Fee, plus

(b)	amounts on any Receivable for which the Purchase Amount is included in the Available Funds for the related Payment Date or Final Scheduled Payment Date.

"Control Agreement" means the Collateral Account Control Agreement, dated as of the Cutoff Date, among the Depositor, the Issuer, the Indenture Trustee and The Bank of New York, in its capacity as a securities intermediary.

"Controlling Class" means (a) the Outstanding Class A Notes, (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes, (c) if no Class B Notes are Outstanding, the Outstanding Class C Notes, and (d) if no Class C Notes are Outstanding, the Outstanding Class D Notes.

"Corporate Trust Office" means,

(a)	with respect to the Owner Trustee:

300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801
Attention: Corporate Trust Administration
Telephone:  (302) 552-3200
Fax:  (302) 552-3129

or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Indenture Trustee, the Administrator and the Depositor, and

(b)	with respect to the Indenture Trustee:

101 Barclay Street
Floor 4 West
New York, New York 10286
Attention:	Structured Finance Services – Asset Backed Securities Ford Credit Auto Owner Trust 2008-A
Telephone:  (212) 815-4389
Fax:  (212) 815-2493

or at such other address as the Indenture Trustee may designate by notice to the Owner Trustee and the Administrator.

"Credit and Collection Policy" means the credit and collection policies and procedures of Ford Credit relating to retail installment sale contracts originated or purchased and serviced by Ford Credit as they may change from time to time. "Custodian" has the meaning specified in Section 2.5 of the Sale and Servicing Agreement.

"Cutoff Date" means January 1, 2008.

"Dealer" means the seller of a Financed Vehicle, originator of the related Receivable and seller of the Receivable to Ford Credit.

"Dealer Recourse" means all recourse rights against the originating Dealer on a Receivable.

"Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

"Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

"Delaware Limited Liability Company Act" means Chapter 18 of Title 6 of the Delaware Code.

"Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code.

"Delinquent" means a Receivable on which more than $49.99 of the scheduled payment required to be paid by the Obligor is past due.

"Depositor" means Ford Credit Auto Receivables Two LLC.

"Determination Date" means, for a Collection Period, the Business Day immediately preceding the related Payment Date or, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, the Business Day immediately preceding the Final Scheduled Payment Date for the Class A-1 Notes, if earlier.

"DTC Letter" means the letter of representations for the Notes, dated January 23, 2008 among the Issuer, the Indenture Trustee and The Depository Trust Company.

"Event of Default" has the meaning specified in Section 5.1(a) of the Indenture.

"Event of Servicing Termination" has the meaning specified in Section 7.1 of the Sale and Servicing Agreement.

"Exchange Act" means the Securities Exchange Act of 1934.

"Final Scheduled Payment Date" means, for each Class, the date specified below (or if such date is not a Business Day, the next Business Day):

Class	Final Scheduled Payment Date
Class A-1	February 13, 2009
Class A-2	July 15, 2010
Class A-3a	April 15, 2012
Class A-3b	April 15, 2012
Class A-4	October 15, 2012
Class B	February 15, 2013
Class C	July 15, 2013
Class D	July 15, 2014

"Financed Vehicle" means a new or used car or light truck and all related accessories securing an Obligor's indebtedness under a Receivable.

"First Priority Principal Payment" means, for a Payment Date, the greater of:

(a)	an amount (not less than zero) equal to the Note Balance of the Class A Notes as of the preceding Payment Date minus the Adjusted Pool Balance, and

(b)	on and after the Final Scheduled Payment Date of any Class A Notes, the Note Balance of such Class A Notes.

"Fitch" means Fitch, Inc., d/b/a Fitch Ratings.

"Floating Rate Notes" means the Class A-2 Notes and the Class A-3b Notes.

"Ford Credit" means Ford Motor Credit Company LLC, a Delaware limited liability company.

"Grant" means to mortgage, pledge, assign and to grant a lien upon and a security interest in the relevant property.

"Indemnified Person" has the meaning specified in Section 6.7(c) of the Indenture, Section 6.3(b) of the Sale and Servicing Agreement and Section 7.2(b) of the Trust Agreement, as applicable.

"Indenture" means the Indenture, dated as of the Cutoff Date, between the Issuer and the Indenture Trustee.

"Indenture Trustee" means The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

"Independent" means that the relevant Person (a) is independent of the Issuer, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Depositor or their Affiliates, and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of or for the Issuer, the Depositor or their Affiliates.

"Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under Section 11.1 of the Indenture, signed by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of "Independent" and that the signer is Independent.

"Initial Pool Balance" means $2,399,999,232.64, the aggregate Principal Balance of the Receivables as of the Cutoff Date.

"Initial Purchaser" means Ford Credit Auto Receivables Two LLC.

"Insolvency Event" means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had an order entered against such Person for relief in any bankruptcy or insolvency proceeding, (d) the filing by such Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person's assets, (f) the failure to obtain dismissal or a stay within 60 days of the commencement of or the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding against such Person seeking (i) reorganization, liquidation, dissolution or similar relief under any statute, law or regulation or (ii) the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person's assets, or (g) the failure by such Person generally to pay its debts as such debts become due.

"Interest Period" means, for a Payment Date or Final Scheduled Payment Date, (a) for the Class A-1 Notes and the Floating Rate Notes, from the preceding Payment Date (or the Closing Date in the case of the first Payment Date) to the following Payment Date or, solely with respect to the Class A -1 Notes, if the Class A-1 Notes are not paid in full prior to their Final Scheduled Payment Date, to the Final Scheduled Payment Date for the Class A-1 Notes, if earlier and (b) for each other Class, from the 15th day of the calendar month preceding each Payment Date (or the Closing Date in the case of the first Payment Date) to the 15th day of the following calendar month.

"Interest Rate Swaps" means the Class A-2 Interest Rate Swap and the Class A-3b Interest Rate Swap.

"Issuer" means Ford Credit Auto Owner Trust 2008-A.

"Issuer Order" and "Issuer Request" has the meaning specified in Section 11.1(a) of the Indenture.

"LIBOR" means (a) with respect to the first Interest Period, 3.98605% and (b) with respect to any subsequent Interest Period, the following rate, as determined by the Calculation Agent:

(i)	the rate for U.S. dollar deposits for a period of one month which appears on the Reuters Telerate Service Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date; and

(ii)
if such rate does not appear on the Reuters Telerate Service Page 3750, the rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000, the Calculation Agent will request the principal London office of each of the banks selected to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on the LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000; provided however, that if the banks selected by the Calculation Agent are not quoting rates, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

"LIBOR Determination Date" means, the date that is two London Banking Days prior to the first day of the applicable Interest Period.

"Lien" means a security interest, lien, charge, pledge or encumbrance.

"Limited Liability Company Agreement" means the Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of March 1, 2001, executed by Ford Credit, as sole member; or the Limited Liability Company Agreement of Ford Credit, dated as of April 30, 2007 and effective on May 1, 2007, as the context requires.

"Liquidated Receivable" means a Receivable for which the Servicer has received and applied the proceeds of a sale by auction or other disposition of the related Financed Vehicle.

"Liquidation Proceeds" means, for a Collection Period and any Liquidated Receivable and any other Receivable that is charged off during such Collection Period in accordance with the Credit and Collection Policy, an amount equal to:

(a)	all amounts received and applied by the Servicer with respect to such Receivable from whatever source, whether allocable to interest or principal, during such Collection Period, minus

(b)	Recoveries with respect to such Receivable, minus

(c)
the sum of any amounts expended by the Servicer for the account of the related Obligor in accordance with the Credit and Collection Policy, including collection expenses and all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Financed Vehicle, minus

(d)	any amounts required by law or under the Credit and Collection Policy to be remitted to the related Obligor.

"London Banking Day" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

"Monthly Investor Report" has the meaning specified in Section 3.4(a) of the Sale and Servicing Agreement.

"Monthly Remittance Required Ratings" has the meaning specified in Section 4.3(a) of the Sale and Servicing Agreement.

"Moody's" means Moody's Investors Service, Inc.

"Net Swap Payment" means, for any Payment Date, the net amount, if any, payable by the Issuer to a Swap Counterparty on such Payment Date, excluding any Swap Termination Payments and any Swap Termination Receipts.

"Net Swap Receipt" means, for any Payment Date, the net amount, if any, payable by a Swap Counterparty to the Issuer on such Payment Date, excluding any Swap Termination Payments and any Swap Termination Receipts.

"Note Balance" means, for a Note or Class, the initial aggregate principal amount of such Note or Class minus all amounts distributed on such Note or Class that is allocable to principal.

"Note Interest Rate" means, for each Class, the interest rate per annum specified below:

Class	Note Interest Rate
Class A-1	4.01760%
Class A-2	one-month LIBOR + 0.60%
Class A-3a	3.96%
Class A-3b	one-month LIBOR + 0.80%
Class A-4	4.37%
Class B	5.33%
Class C	6.57%
Class D	8.00%

"Note Interest Shortfall" means, for a Class and a Payment Date or Final Scheduled Payment Date, an amount equal to:

(a)	the Note Monthly Interest for the preceding Payment Date for such Class, plus

(b)
any outstanding Note Interest Shortfall for that Class for the preceding Payment Date together with interest on such Note Interest Shortfall, to the extent lawful, at the Note Interest Rate for such Class for the related Interest Period, minus

(c)	the amount of interest that was paid to the Noteholders of such Class on such preceding Payment Date.

"Note Monthly Interest" means, for a Class and a Payment Date or Final Scheduled Payment Date, the aggregate amount of interest accrued on the Note Balance of that Class at the Note Interest Rate for such Class for the related Interest Period.

"Note Owner" means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (as a direct participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

"Note Paying Agent" means the Indenture Trustee and any other Person appointed as Note Paying Agent pursuant to Section 2.13 of the Indenture.

"Note Pool Factor" means, for a Class and a Payment Date, a seven-digit decimal figure equal to the Note Balance of such Class after giving effect to any principal payments to be made on that Class on that Payment Date divided by the initial Note Balance of such Class.

"Note Register" and "Note Registrar" have the meanings specified in Section 2.4 of the Indenture.

"Noteholder" means the Person in whose name a Note is registered on the Note Register.

"Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, collectively.

"Obligor" means the purchaser or co-purchasers of the Financed Vehicle or any guarantor or other Person who owes payments under the related Receivable (not including any Dealer for Dealer Recourse).

"Officer's Certificate" means (a) for the Issuer, a certificate signed by a Responsible Person of the Issuer and (b) for the Depositor or the Servicer, a certificate signed by any officer of the Depositor or the Servicer, as applicable.

"Opinion of Counsel" means a written opinion of counsel which counsel is reasonably acceptable to the Indenture Trustee, the Owner Trustee and the Rating Agencies, as applicable.

"Other Assets" means any assets or interests in any assets (other than the Trust Property) conveyed or purported to be conveyed by the Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, the Grant of a Lien or otherwise.

"Outstanding" means, as of any date, all Notes authenticated and delivered under the Indenture on or before such date except (a) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (b) Notes or portions of Notes to the extent an amount necessary to pay all or a portion of such Notes has been deposited with the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes on or before such date, providedthat if such Notes are to be redeemed, notice of such redemption has been given pursuant to the Indenture or provision for such notice has been made in a manner satisfactory to the Indenture Trustee, and (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser, providedthat in determining (i) whether Noteholders evidencing the required Note Balance have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be deemed not to be Outstanding and (ii) whether the Indenture Trustee is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Person of the Indenture Trustee knows to be so owned will be deemed not to be Outstanding.  Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates that have been pledged in good faith will be treated as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Issuer, the Depositor, the Servicer or their Affiliate.

"Owner Trustee" means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

"Payment Date" means the 15th day of each calendar month or, if not a Business Day, the next Business Day, commencing in the first full month after the Closing Date.

"Permitted Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)	direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States,

(b)
demand deposits, time deposits, certificates of deposit or bankers' acceptances of any depository institution or trust company (i) incorporated under the laws of the United States or any State or any United States branch or agency of a foreign bank, (ii) subject to supervision and examination by federal or State banking or depository institution authorities, and (iii) that at the time the investment or contractual commitment to invest is made, the commercial paper or other short-term unsecured debt obligations (other than obligations with a rating based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company have the Required Rating,

(c)	commercial paper, including asset-backed commercial paper, having, at the time the investment or contractual commitment to invest is made, the Required Rating,

(d)
investments in money market funds having, at the time the investment or contractual commitment to invest is made, a rating in the highest investment grade category from each of the Rating Agencies (including funds for which the Indenture Trustee or the Owner Trustee or any of their Affiliates is investment manager or advisor),

(e)
repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above, and

(f)	any other investment for which the Issuer or the Administrator has received Rating Agency Confirmation.

"Permitted Lien" means a tax, mechanics' or other Lien that attaches by operation of law, or any security interest of the Depositor in the Purchased Property under the Purchase Agreement, the Issuer in the Trust Property under the Sale and Servicing Agreement or the Indenture Trustee in the Collateral under the Indenture.

"Person" means any legal person, including any corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, any department or agency of any government or any other entity of whatever nature.

"Pool Balance" means, on the last day of a Collection Period, an amount equal to the aggregate Principal Balance of the Receivables as of such day, excluding Purchased Receivables.

"Preliminary Prospectus" means the preliminary prospectus supplement, dated January 13, 2008, to the Depositor's prospectus, dated January 13, 2008.

"Principal Balance" means, for a Receivable as of the close of business on the last day of a Collection Period, an amount (not less than zero) equal to:

(a)	the Amount Financed, minus

(b)	the portion of all Collections applied on or prior to such date allocable to principal, minus

(c)	Realized Losses.

"Principal Payment Account" means the  account established and maintained pursuant to Section 4.1(b) of the Sale and Servicing Agreement.

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding, or governmental investigation.

"Prospectus" means (a) the Preliminary Prospectus, together with the final prospectus supplement, dated January 15, 2008, to the Depositor's prospectus, dated January 13, 2008, relating to the Class A-2 Notes, the Class A-3a Notes, the Class A-3b Notes and the Class A-4 Notes and (b) the preliminary offering memorandum, dated January 13, 2008, and the final offering memorandum, dated January 15, 2008, relating to the Class A-1 Notes.

"Purchase Agreement" means the Purchase Agreement, dated as of the Cutoff Date, between the Sponsor and the Depositor.

"Purchase Amount" means, for a Receivable for which the Purchase Amount is to be included in Available Funds for a Payment Date or Final Scheduled Payment Date, the Principal Balance of the Receivable as of the last day of the second preceding Collection Period plus 30 days of interest at the applicable APR or, if such Receivable has been charged off, an amount equal to the Realized Loss on such Receivable minus any Recoveries through the last day of the preceding Collection Period.

"Purchased Property" means (a) the Receivables, (b) all amounts received and applied on the Receivables on or after the Cutoff Date, (c) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Ford Credit in the Financed Vehicles, (d) rights to receive proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors, (e) Dealer Recourse, (f) the Receivables Files, (g) all property securing the Receivables, (h) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date, (i) all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing, and (j) all payments on or under and all proceeds in respect of any of the foregoing.

"Purchased Receivable" means, for a Collection Period, a Receivable (a) purchased by the Servicer pursuant to Section 3.2(a) of the Sale and Servicing Agreement, (b) repurchased by the Depositor pursuant to Section 2.4(a) of the Sale and Servicing Agreement, or (c) repurchased by Ford Credit pursuant to Section 3.3(a) of the Purchase Agreement and for which, in each case, the Purchase Amount is included in Available Funds for the related Payment Date or Final Scheduled Payment Date, as applicable.

"QIB" has the meaning specified in Section 2.4 of the Indenture.

"Qualified Institution" means (a) any bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit rating of "P-1" by Moody's and "A-1+" by Standard & Poor's, (iii) if such institution holds any Bank Accounts other than as segregated trust accounts and the deposits are to be held in such accounts more than 30 days, has a long-term unsecured debt rating or issuer rating of not less than "AA-" by Standard & Poor's, and (iv) if such institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation or (b) the corporate trust department of (i) The Bank of New York, (ii) U.S. Bank Trust National Association, or (iii) any other bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking authorities that (x) is authorized under such laws to act as a trustee or in any other fiduciary capacity and (y) has a long-term deposit rating of not less than "Baa3" from Moody's.

"Rating Agency" means, as of any date, each nationally recognized statistical rating organization that has been designated by the Depositor to provide a rating on the Notes and is then rating the Notes.

"Rating Agency Confirmation" means, for an action or request, that each of the Rating Agencies (other than Moody's) has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee that such action or request will not result in a reduction or withdrawal of its then current rating of the Notes and, with respect to Moody's, that (a) except as provided in clause (ii), the Issuer has given 10 days prior written notice to Moody's and Moody's has not notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will result in a downgrade or withdrawal of the then current rating on any of the Notes and (b) in the case of an action described in clause (f) of the definition of "Permitted Investments" or in connection with the remittance of amounts on the related Payment Date or Final Scheduled Payment Date pursuant to the Sale and Servicing Agreement, including Section 3.2 or Section 4.3 thereof, Moody's has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of its then current rating of the Notes.

"Realized Loss" means, for a Receivable that is charged off by the Servicer in accordance with the Credit and Collection Policy, an amount (not less than zero) equal to:

(a)	the Principal Balance of such Receivable as of the last day of the Collection Period preceding the Collection Period in which the Receivable is charged off, minus

(b)	any Liquidation Proceeds received in the Collection Period in which the Receivable is charged off.

"Receivable" means, for a Collection Period, any retail installment sale contract listed on the Schedule of Receivables, excluding any such contract that became a Purchased Receivable during a preceding Collection Period.

"Receivables Files" has the meaning specified in Section 2.5 of the Sale and Servicing Agreement.

"Record Date" means, for a Payment Date and a Note in global form, the close of business on the day before such Payment Date and, for a Payment Date or Final Scheduled Payment Date and a Definitive Note, the last day of the month preceding the month in which such Payment Date or Final Scheduled Payment Date occurs.

"Recoveries" means, for a Receivable that has been charged off in accordance with the Credit and Collection Policy (whether or not such Receivable is a Liquidated Receivable) and a Collection Period, an amount equal to:

(a)
all amounts received and applied by the Servicer during such Collection Period with respect to such Receivable from whatever source, whether allocable to interest or principal, after the date it was charged off, minus

(b)
the sum of any amounts expended by the Servicer for the account of the related Obligor in accordance with the Credit and Collection Policy, including collection expenses and all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Financed Vehicle to the extent such amounts have not been included in calculating Liquidation Proceeds for such Collection Period, minus

(c)	any amounts required by law or under the Credit and Collection Policy to be remitted to the Obligor.

"Redemption Date" means the Payment Date specified by the Servicer for a redemption of the Notes pursuant to Section 10.1 of the Indenture.

"Registered Noteholder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

"Regular Principal Payment" means, for a Payment Date or Final Scheduled Payment Date, an amount (not less than zero) equal to:

(a)	the greater of:

(i)             the Note Balance of the Class A-1 Notes as of the preceding Payment Date or the Closing Date, as the case may be, and

(ii)            an amount equal to:

(A)	the aggregate Note Balances of all Notes as of the preceding Payment Date or the Closing Date, as the case may be, minus

(B)	the Pool Balance as of the last day of the preceding Collection Period minus the Targeted Overcollateralization Amount,

minus

(b)	the sum of the First Priority Principal Payment, the Second Priority Principal Payment and the Third Priority Principal Payment;

except that on and after the Final Scheduled Payment Date of the Class D Notes, the Regular Principal Payment will be the Note Balance of the Class D Notes.

"Regulation AB" means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as clarified and interpreted by the Securities and Exchange Commission or its staff.

"Residual Interest" means a beneficial ownership interest in the Issuer, as recorded on the Trust Register.

"Required Rating" means, for short-term unsecured debt obligations, a rating of (a) "P-1" by Moody's, (b) "A-1+" by Standard & Poor's and (c) if rated by Fitch, "F1+" by Fitch.

"Reserve Account" means the account established and maintained pursuant to Section 4.1(c) of the Sale and Servicing Agreement.

"Reserve Account Draw Amount" means, for a Payment Date or Final Scheduled Payment Date, the least of:

(a)	an amount (not less than zero) equal to the Total Required Payment minus Available Funds determined without regard to the Reserve Account Draw Amount, and

(b)	the amount in the Reserve Account minus any investment earnings.

"Responsible Person" means:

(a)
for the Administrator, the Depositor, the Sponsor and the Servicer, any Person designated in an Officer's Certificate of such Person or other notice signed by an officer of such Person as authorized to act for such Person, which Officer's Certificate or other notice has been sent to all other transaction parties including the Owner Trustee and the Indenture Trustee,

(b)
with respect to the Issuer, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and for so long as the Administration Agreement is in effect, any Responsible Person of the Administrator, and

(c)
with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and also means, with respect to the Owner Trustee, for so long as the Administration Agreement is in effect, any Responsible Person of the Administrator.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Information" has the meaning specified in Section 2.4 of the Indenture.

"Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of the Cutoff Date, among the Issuer, the Depositor and the Servicer.

"Schedule of Receivables" means the schedule or file identifying the Receivables attached as Exhibit A to the Purchase Agreement and Schedule A to the Sale and Servicing Agreement and the Indenture.

"Second Priority Principal Payment" means, for a Payment Date, the greater of:

(a)	an amount (not less than zero) equal to:

(i)             the aggregate Note Balances of the Class A Notes and the Class B Notes as of the preceding Payment Date, minus

(ii)            the Adjusted Pool Balance, minus

(iii)           the First Priority Principal Payment,

and

(b)	on and after the Final Scheduled Payment Date of the Class B Notes, the Note Balance of such Class B Notes.

"Secured Parties" means the Noteholders and the Swap Counterparties.

"Securities Account" means each account established and maintained pursuant to Section 1 of the Control Agreement.

"Securities Act" means the Securities Act of 1933.

"Senior Swap Termination Payment" means any termination payment payable by the Issuer to a Swap Counterparty other than a Subordinated Swap Termination Payment.

"Servicer" means Ford Credit or the Successor Servicer.

"Servicing Fee" means, for a Collection Period, the fee payable to the Servicer for services rendered during such Collection Period in an amount equal to the product of:

(a)	one-twelfth of 1.0%, times

(b)	the Pool Balance as of the last day of the preceding Collection Period.

"Specified Reserve Balance" means $11,999,996.16, or 0.50% of the Initial Pool Balance.

"Sponsor" means Ford Credit.

"Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

"State" means any state or commonwealth of the United States, or the District of Columbia.

"Subordinated Swap Termination Payment" means any termination payment payable by the Issuer to a Swap Counterparty where the related termination results from either (a) an "event of default" under the related Interest Rate Swap where the Swap Counterparty is the "defaulting party" or (b) a "termination event" under the related Interest Rate Swap for which the Swap Counterparty is the sole "affected party."

"Successor Servicer" means a successor Servicer appointed pursuant to Section 7.2 of the Sale and Servicing Agreement.

"Supplemental Servicing Fee" means, for a Collection Period, all late fees, prepayment charges, extension fees and other administrative fees or similar charges on the Receivables.

"Swap Counterparties" means the Class A-2 Swap Counterparty and the Class A-3b Swap Counterparty.

"Swap Required Ratings" means ratings at least equal to (i) a short term unsecured debt rating of "A-1" by Standard & Poor's (or, if the applicable Swap Counterparty has no short term unsecured debt rating by Standard & Poor's, a long term unsecured debt rating of "A+" by Standard & Poor's), (ii) a short term unsecured debt rating of "P-1" by Moody's together with a long term unsecured debt rating of "A2" or better by Moody's (or if the applicable Swap Counterparty has no short unsecured debt rating from Moody's, a long term unsecured debt rating of "A1" or better from Moody's), and (iii) either a short term unsecured debt rating of "F1" or better from Fitch or a long term unsecured debt rating of "A" or better by Fitch.

"Swap Termination Payments" means Senior Swap Termination Payments and Subordinated Swap Termination Payments.

"Swap Termination Receipt" means any swap termination payment payable by a Swap Counterparty to the Issuer.

"Targeted Credit Enhancement Amount" means, for a Payment Date, the greater of:

(a)	the Specified Reserve Balance, and

(b)	1% of the Pool Balance as of the last day of the preceding Collection Period.

"Targeted Overcollateralization Amount" means, for a Payment Date, an amount equal to:

(a)	the Yield Supplement Overcollateralization Amount, plus

(b)	the Targeted Credit Enhancement Amount, minus

(c)	the Specified Reserve Balance.

"Third Priority Principal Payment" means, for a Payment Date, the greater of:

(a)	an amount (not less than zero) equal to:

(i)            the aggregate Note Balances of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date, minus

(ii)            the Adjusted Pool Balance, minus

(iii)            the sum of the First Priority Principal Payment and the Second Priority Principal Payment,

and

(b)	on and after the Final Scheduled Payment Date of the Class C Notes, the Note Balance of the Class C Notes.

"Total Required Payment" means, for a Payment Date, the sum of

(a)	the amount, up to a maximum of $150,000, due and payable to the Indenture Trustee under Section 6.7 of the Indenture and to the Owner Trustee under Sections 7.1 and 7.2 of the Trust Agreement, plus

(b)	the Servicing Fee and all unpaid Servicing Fees from preceding Collection Periods, plus

(c)	the Accrued Note Interest for all Classes of Notes, plus

(d)	any Net Swap Payment payable to the Swap Counterparties, plus

(e)	any Senior Swap Termination Payments payable to the Swap Counterparties, plus

(d)	the First Priority Principal Payment, plus

(e)	the Second Priority Principal Payment, plus

(f)	the Third Priority Principal Payment, plus

(g)	on or after the Final Scheduled Payment Date of the Class D Notes, the sum of the Note Balance of the Class D Notes and any outstanding Subordinated Swap Termination Payments.

Following an Event of Default and an acceleration of the Notes or an Insolvency Event or dissolution of the Depositor, until the Note Balances of all Notes have been paid in full, the Total Required Payment will also include the aggregate Note Balances of all Notes.

"Trust Accounts" means the Bank Accounts and the Trust Distribution Account (if established).

"Trust Agreement" means the Second Amended and Restated Trust Agreement dated as of the Cutoff Date, between the Depositor and the Owner Trustee.

"Trust Distribution Account" means the account that may be established and maintained pursuant to Section 4.1(h) of the Sale and Servicing Agreement.

"Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939.

"Trust Property" means (a) the Purchased Property, (b) the Depositor's rights under the Purchase Agreement, (c) the Depositor's rights under the Sale and Servicing Agreement, (d) all security entitlements relating to the Trust Accounts and the property deposited in or credited to any of the Trust Accounts, (e) all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing, and (f) all payments on or under and all proceeds in respect of any of the foregoing.

"Trust Register" and "Trust Registrar" have the meanings specified in Section 3.2 of the Trust Agreement.

"UCC" means the Uniform Commercial Code as in effect in any relevant jurisdiction.

"Underwriting Agreement" means the Underwriting Agreement, dated January 15, 2008, among the Depositor and Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and J.P. Morgan Securities Inc., as the representatives of the underwriters named in such agreement

"U.S. Bank Trust" means U.S. Bank Trust National Association, a national banking association.

"Void Class A-1 Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Void Class B Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Void Class C Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Void Class D Note Transfer" has the meaning specified in Section 2.4(i) of the Indenture.

"Yield Supplement Overcollateralization Amount" means, for the Closing Date and each Payment Date, the amount specified on the Yield Supplement Overcollateralization Schedule for such date.  The Yield Supplement Overcollateralization Amount has been calculated for the Closing Date and each Payment Date as the sum for each Receivable of the amount (not less than zero) equal to:

(a)	the future payments on the Receivable discounted to present value as of the last day of the preceding Collection Period (or the Cutoff Date, for the Closing Date) at the APR of the Receivable, minus

(b)	the future payments on the Receivable discounted to present value as of the last day of the preceding Collection Period (or the Cutoff Date, for the Closing Date) at 9.0%.

For purposes of this calculation, the future payments on each Receivable are the equal monthly payments that would reduce the Receivable's Principal Balance as of the Cutoff Date to zero on the Receivable's final scheduled payment date, at an interest rate equal to the APR of the Receivable and without any delays, defaults or prepayments.

"Yield Supplement Overcollateralization Schedule" means, for the Closing Date and each Payment Date, the following schedule:

Closing Date	$ 210,407,592.80	July 2008	164,890,446.02
February 2008	202,349,046.64	August 2008	157,961,387.83
March 2008	194,478,584.20	September 2008	151,215,280.41
April 2008	186,798,024.78	October 2008	144,649,366.90
May 2008	179,306,981.76	November 2008	138,260,509.19
June 2008	172,004,941.23	December 2008	132,046,358.03

January 2009	126,005,980.75	July 2011	16,011,796.73
February 2009	120,138,817.91	August 2011	14,349,297.34
March 2009	114,443,464.06	September 2011	12,797,464.07
April 2009	108,918,597.96	October 2011	11,353,838.24
May 2009	103,562,437.52	November 2011	10,016,267.32
June 2009	98,372,139.86	December 2011	8,783,069.56
July 2009	93,345,460.70	January 2012	7,652,382.11
August 2009	88,480,364.44	February 2012	6,621,710.62
September 2009	83,774,170.18	March 2012	5,688,492.53
October 2009	79,224,597.84	April 2012	4,851,394.60
November 2009	74,829,137.60	May 2012	4,108,515.87
December 2009	70,584,725.18	June 2012	3,456,129.99
January 2010	66,488,765.86	July 2012	2,889,277.79
February 2010	62,539,970.80	August 2012	2,402,234.39
March 2010	58,737,165.45	September 2012	1,988,052.51
April 2010	55,079,772.63	October 2012	1,637,434.90
May 2010	51,566,986.07	November 2012	1,341,434.08
June 2010	48,197,061.83	December 2012	1,087,909.12
July 2010	44,967,984.55	January 2013	871,467.42
August 2010	41,877,810.60	February 2013	686,421.14
September 2010	38,924,646.54	March 2013	526,827.16
October 2010	36,101,734.99	April 2013	391,967.05
November 2010	33,403,383.10	May 2013	280,904.08
December 2010	30,825,877.48	June 2013	192,354.02
January 2011	28,366,485.58	July 2013	124,506.67
February 2011	26,023,317.01	August 2013	75,139.22
March 2011	23,793,392.25	September 2013	41,464.88
April 2011	21,677,139.29	October 2013	20,040.75
May 2011	19,674,914.54	November 2013	8,046.21
June 2011	17,786,668.83	December 2013	2,048.16

EXHIBIT A
Ford Credit Auto Owner Trust 2008-A
Monthly Investor Report

Collection Period
Payment Date
Transaction Month

Additional information about the structure, cashflows, defined terms and parties for this transaction can be found in the prospectus supplement, available on the SEC website (http://www.sec.gov) under the registration number 333-143316 and at http://www.fordcredit.com/institutionalinvestments/index.jhtml.

I. ORIGINAL DEAL PARAMETERS			Weighted Avg Remaining
	Dollar Amount	# of Receivables	Term at Cutoff
Initial Pool Balance
Original Securities:	Dollar Amount	Note Interest Rate	Legal Final Maturity
Class A-1 Notes		%
Class A-2 Notes		%
Class A-3a Notes		%
Class A-3b Notes		%
Class A-4 Notes		%
Class B Notes		%
Class C Notes		%
Class D Notes		%
Total

II. AVAILABLE FUNDS
Interest:
Interest Collections
Principal:
Principal Collections
Prepayments in Full
Liquidation Proceeds
Recoveries
Sub Total
Collections
Purchase Amounts:
Purchase Amounts Related to Principal
Purchase Amounts Related to Interest
Sub Total
Clean-up Call
Reserve Account Draw Amount

Net Swap Receipt – Tranche A-2
Net Swap Receipt – Tranche A-3b
Swap Termination Receipt – Tranche A-2
Swap Termination Receipt – Tranche A-3b
Available Funds – Total

Ford Credit Auto Owner Trust 2008-A
Monthly Investor Report

Collection Period
Payment Date
Transaction Month

III. DISTRIBUTIONS				Carryover	Remaining
	Calculated Amount	Amount Paid	Shortfall	Shortfall	Available Funds
Owner Trustee Fees and Expenses
Indenture Trustee Fees and Expenses
Servicing Fee
Net Swap Payment – Tranche A-2
Net Swap Payment – Tranche A-3b
Senior Swap Termination
Payments – Tranche A-2
Senior Swap Termination
Payments– Tranche A-3b
Interest - Class A-1 Notes
Interest - Class A-2 Notes
Interest - Class A-3a Notes
Interest - Class A-3b Notes
Interest - Class A-4 Notes
First Priority Principal Payment
Interest - Class B Notes
Second Priority Principal Payment
Interest - Class C Notes
Third Priority Principal Payment
Interest - Class D Notes
Reserve Account Deposit
Regular Principal Payment
Subordinated Swap
Termination Payments – Tranche A-2
Subordinated Swap
Termination Payments – Tranche A-3b
Subordinated Swap
Additional Trustee Fees and Expenses
Residual Released to Depositor
Total

Principal Payment:
First Priority Principal Payment
Second Priority Principal Payment
Third Priority Principal Payment
Regular Principal Payment

Total

Ford Credit Auto Owner Trust 2008-A
Monthly Investor Report

Collection Period
Payment Date
Transaction Month

IV. NOTEHOLDER PAYMENTS

	Noteholder Principal Payments	Noteholder Interest Payments	Total Payment
	Actual Per $1,000 of Original Balance	Actual Per $1,000 of Original Balance	Actual Per $1,000 of Original Balance

Class A-1 Notes
Class A-2 Notes
Class A-3a Notes
Class A-3b Notes
Class A-4 Notes
Class B Notes
Class C Notes
Class D Notes
Total

V. NOTE BALANCE AND POOL INFORMATION

	Beginning of Period		End of Period
	Balance	Note Factor	Balance	Note Factor
Class A-1 Notes
Class A-2 Notes
Class A-3a Notes
Class A-3b Notes
Class A-4 Notes
Class B Notes
Class C Notes
Class D Notes
Total

Pool Information
Weighted Average APR
Weighted Average Remaining Term
Number of Receivables Outstanding
Pool Balance
Adjusted Pool Balance (Pool Balance - YSOC Amount)
Pool Factor

Ford Credit Auto Owner Trust 2008-A
Monthly Investor Report

Collection Period
Payment Date
Transaction Month

VI. OVERCOLLATERALIZATION INFORMATION

Specified Reserve Balance
Targeted Credit Enhancement Amount
Yield Supplement Overcollateralization Amount
Targeted Overcollateralization Amount
Actual Overcollateralization Amount (EOP Pool Balance -EOP  Note Balance)

VII. RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance
Reserve Account Deposits Made
Reserve Account Draw Amount

Ending Reserve Account Balance
Change in Reserve Account Balance

Specified Reserve Balance

VIII. NET LOSSES AND DELINQUENT ACCOUNTS
	# of Receivables	Amount
Realized Loss
(Recoveries)
Net Losses for Current Collection Period
Cumulative Net Losses Last Collection
Cumulative Net Losses for all Collection Periods

Ratio of Net Losses for Current Collection Period to Beginning of Period Pool Balance (annualized)

Delinquent Receivables:
	% of EOP Pool	# of Receivables	Amount
31-60 Days Delinquent
61-90 Days Delinquent

Over 120 Days Delinquent

Total Delinquent Receivables

Repossession Inventory:

Repossessed in Current Collection Period
Total Repossessed Inventory

Ratio of Net Losses to the Average Pool Balance for the Collection Period:
Second Preceding Collection Period
Preceding Collection Period
Current Collection Period
Three Month Average

Ford Credit Auto Owner Trust 2008-A
Monthly Investor Report

Collection Period
Payment Date
Transaction Month

Number of 61+ Delinquent Receivables to EOP Number of Outstanding Receivables:
Second Preceding Collection Period
Preceding Collection Period
Current Collection Period
Three Month Average